UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Conexant Systems, Inc.

(Name of Registrant as Specified In Its Charter)

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January 6, 2009

Dear Shareowner:

Conexant’s 2009 Annual Meeting of Shareowners will be held at 8:30 a.m. Eastern Standard Time on Wednesday, February 18, 2009 at The Westin Waltham Boston, located at 70 Third Avenue, Waltham, Massachusetts 02451. We look forward to your attending either in person or by proxy. Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting and Proxy Statement. Shareowners may also access the Notice of Annual Meeting and the Proxy Statement via the Internet at www.conexant.com.

Sincerely yours,

D. Scott Mercer
Chairman of the Board and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREOWNERS
Proxy Statement
Voting and Revocability of Proxies
Record Date, Quorum and Share Ownership
PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
Information as to Nominees for Directors and Continuing Directors
BOARD COMMITTEES AND MEETINGS
Directors’ Compensation
Executive Officers
Report of the Audit Committee
Compensation Discussion and Analysis
The Compensation and Management Development Committee
Guiding Principles and Compensation Objectives
Role of Compensation Consultant
Determining Compensation Levels
Use of External Survey Data
Elements of Compensation During Fiscal 2008
Base Salary
Short-Term Incentive Compensation
Long-Term Incentive Compensation
Perquisites
Severance and Change of Control Benefits
Retirement Benefits
Tax and Accounting Implications
Deductibility of Executive Compensation
Accounting for Stock-Based Compensation
Certain Awards Deferring or Accelerating the Receipt of Compensation
Report of the Compensation and Management Development Committee
Executive Compensation
Summary Compensation Table -- Fiscal Years 2008 and 2007
Grants of Plan-Based Awards -- Fiscal Year 2008
Outstanding Equity Awards at Fiscal Year-End -- Fiscal Year 2008
Option Exercises and Stock Vested -- Fiscal Year 2008
Non-qualified Deferred Compensation -- Fiscal Year 2008
Non-qualified Deferred Compensation(1)
Certain Relationships and Related Person Transactions
Employment and Separation Agreements
Named Executives Officers
Directors
Potential Payments upon Termination of Employment or Change of Control
Estimated Potential Incremental Payments Upon Separation -- Fiscal Year 2008
Equity Compensation Plan Information
Equity Compensation Plans Not Approved by Shareowners
1999 Non-Qualified Employee Stock Purchase Plan
2000 Non-Qualified Stock Plan
2001 Performance Share Plan
2004 New-Hire Incentive Plan
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Approval of Related Person Transactions
Related Person Transactions
Indemnification Agreements
Other
PROPOSAL NO. 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
Principal Accounting Fees and Services
Section 16(a) Beneficial Ownership Reporting Compliance
2010 Shareowner Proposals or Nominations
Annual Report to Shareowners and Financial Statements
Other Matters
Expenses of Solicitation
Delivery of Documents to Shareowners Sharing an Address

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with rules adopted by the Securities and Exchange Commission, we are permitted to furnish proxy materials, including this proxy statement and our 2008 Annual Report on Form 10-K, by providing access to these documents over the Internet instead of mailing a printed copy of our proxy materials to our shareowners. Accordingly our shareowners have already received a Notice of Internet Availability of Proxy Materials (Notice), which provides instructions for accessing our proxy materials on a website referred to in the Notice or to request to receive printed copies of the proxy materials by mail or electronically by email. We believe the delivery options that we have chosen this year will allow us to provide our shareowners with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing printed copies.

VOTING ELECTRONICALLY OR BY TELEPHONE

You may submit your proxy for voting at the Annual Meeting electronically via the Internet by following the procedures provided in the Notice or on the separate Proxy Card if you received a printed set of the proxy materials. You may also submit your proxy by telephone by following the procedures set forth on the separate Proxy Card if you received a printed set of the proxy materials.

RETURN OF PROXY CARD

If you received a printed set of proxy materials, you can submit your proxy by completing, signing, dating, and returning the Proxy Card that accompanies these materials in the enclosed addressed envelope. Postage need not be affixed to the envelope if mailed in the United States.

Whether or not you plan to attend the Annual Meeting, please submit your proxy as soon as possible. The prompt submission of your proxy electronically via the Internet, by telephone or by returning a Proxy Card will be of great assistance in preparing for the Annual Meeting and is, therefore, urgently requested. If you attend the Annual Meeting and have made arrangements to vote in person, any previously submitted proxy will not be used.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

If you plan to attend the Annual Meeting to be held at 8:30 a.m. Eastern Standard Time on Wednesday, February 18, 2009 at The Westin Waltham Boston, located at 70 Third Avenue, Waltham, Massachusetts 02451, please be sure to check the box on your Proxy Card indicating your desire to attend. If you are submitting your proxy electronically via the Internet or by telephone you will also be asked to indicate if you plan to attend the Annual Meeting.

If you plan to attend the Annual Meeting you may be asked to present a valid picture identification such as a driver’s license or passport.

If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a legal proxy and bring it to the Annual Meeting in order to vote the shares in person at the meeting.

CONEXANT SYSTEMS, INC.
4000 MacArthur Boulevard
Newport Beach, California 92660

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

Dear Shareowner:

You are cordially invited to attend the 2009 Annual Meeting of Shareowners of Conexant Systems, Inc. (“Conexant” or the “Company”) which will be held at 8:30 a.m. Eastern Standard Time on Wednesday, February 18, 2009 at The Westin Waltham Boston, located at 70 Third Avenue, Waltham, Massachusetts 02451. The 2009 Annual Meeting is being held for the following purposes:

1. To elect four members of the Board of Directors of the Company with terms expiring at the Annual Meeting of Shareowners as follows: two members whose term expires in 2012, one member whose term expires in 2011 and one member whose term expires in 2010;

2. To ratify the appointment by the Audit Committee of the Board of Directors of the accounting firm of Deloitte & Touche LLP as independent auditors for the Company for the current fiscal year; and

3. To transact such other business as may properly come before the 2009 Annual Meeting or any postponement or adjournment thereof.

These items are fully discussed in the following pages. Only shareowners of record at the close of business on December 23, 2008 will be entitled to notice of, and to vote at, the 2009 Annual Meeting. A list of such shareowners will be available for inspection by any shareowner at the offices of the Company at 4000 MacArthur Boulevard, Newport Beach, California 92660-3095, for at least ten (10) days prior to the 2009 Annual Meeting and also at the meeting.

Shareowners are requested to submit a proxy for voting at the Annual Meeting over the Internet, by telephone or by completing, signing, dating and returning a Proxy Card as promptly as possible. A separate Proxy Card and a return envelope for submitting the Proxy Card has been provided to shareowners who have received a printed copy of the proxy materials. Submitting your vote with the Proxy Card, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Mark Peterson
Senior Vice President, Chief Legal
Officer and Secretary

January 6, 2009

Conexant Systems, Inc.
4000 MacArthur Boulevard
Newport Beach, California 92660

Proxy Statement

The enclosed proxy is solicited by the Board of Directors of Conexant Systems, Inc. (“Conexant” or the “Company”) for use in voting at the 2009 Annual Meeting of Shareowners (the “Annual Meeting”) to be held 8:30 a.m. Eastern Standard Time on Wednesday, February 18, 2009 at The Westin Waltham Boston, located at 70 Third Avenue, Waltham, Massachusetts 02451 and at any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareowners. This proxy statement and the proxy are first being mailed to shareowners and made available on the Internet (www.conexant.com) on or about January 6, 2009.

Important notice regarding the availability of proxy materials: The Company’s 2008 Annual Report to Shareowners and this proxy statement are available on the Internet at www.ProxyVote.com

Voting and Revocability of Proxies

When proxies are properly submitted, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareowners. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein, and FOR ratification of the appointment of the independent auditors. In addition, if other matters come before the Annual Meeting, the proxyholders will vote in accordance with their best judgment with respect to such matters. A shareowner of record giving a proxy has the power to revoke it at any time prior to its exercise by giving written notice of revocation to the Secretary prior to the Annual Meeting, by giving a valid, later dated proxy, or by voting in person at the Annual Meeting.

For shares you hold beneficially in street name, if you do not submit voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. We believe that the proposals discussed in this proxy statement are all considered routine and therefore may be voted upon in the discretion of your broker if you do not give specific instructions to your broker.

It is the Company’s policy to maintain the confidentiality of all proxies, voting instructions, ballots and voting tabulations that identify individual shareowners except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting. The inspectors of election and any employees associated with processing proxies, voting instructions or ballots and tabulating the vote are required to acknowledge their responsibility to comply with this policy of confidentiality.

Each share of common stock of the Company outstanding on the record date will be entitled to one vote on all matters. With respect to Proposal No. 1, assuming a quorum is present, the two Class I director nominees who receive the highest number of affirmative votes will be elected, the Class II director nominee who receives the highest number of affirmative votes will be elected, and the Class III director who receives the highest number of affirmative votes will be elected. Proposal No. 2, the ratification of the appointment of the independent auditors, will require the affirmative vote of a majority of the votes entitled to be cast by holders of shares of the Company’s common stock present or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present. However, such ratification is not binding on the appointment of independent auditors by the Audit Committee of the Board. Because abstentions with respect to any matter are treated as shares present or represented by proxy and entitled to vote for the purposes of determining whether that matter has been approved by the shareowners, abstentions have the same effect as negative votes for each proposal, other than the election of directors. Broker non-votes are not deemed to be entitled to vote for purposes of determining whether shareowner approval of a matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

Record Date, Quorum and Share Ownership

Only shareowners of record at the close of business on December 23, 2008 will be entitled to vote at the Annual Meeting. The presence in person or by proxy of a majority of the shares of the Company’s common stock outstanding on the record date is required for a quorum. As of December 23, 2008, there were 49,665,265 outstanding shares of the Company’s common stock. All share figures herein have been adjusted for the 1-for-10 reverse stock split that was effective June 27, 2008.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with a term extending to the third succeeding Annual Meeting after election. The Restated Certificate of Incorporation provides that the Board shall maintain the three classes so as to be as nearly equal in number as the then total number of directors permits. At the end of fiscal year 2008, the Company had 8 directors. In February 2008 John W. Marren resigned from the Board of Directors and Daniel A. Artusi resigned in April 2008. William E. Bendush and Matthew E. Massengill were appointed to the Board in June 2008, to Class II and Class III, respectively. The two directors in Class I, the three directors in Class II and the three directors in Class III are serving terms expiring at the Company’s Annual Meeting of Shareowners in 2009, 2010 and 2011, respectively.

In October 2008, our Board of Directors approved an amendment to our Bylaws to adopt a director resignation policy that requires each of the director nominees to tender an irrevocable resignation that will be effective if (a) the director fails to receive a greater number of votes “for” his or her election than votes “withheld” from his or her election at the Annual Meeting and (b) the Board of Directors accepts the resignation, taking into account the recommendation of the Governance and Board Composition Committee as to whether to accept or reject the resignation of such director or whether other action should be taken. The Company will publicly disclose the Board of Directors’ decision regarding any resignation that is effective under this policy and, if such resignation is rejected, the rationale behind the decision within 90 days following certification of the election results. Each of the director nominees listed below has tendered an irrevocable resignation to the Board of Directors with respect to the Annual Meeting as required by our Bylaws.

Unless marked otherwise, proxies received will be voted FOR the election of each of the two nominees specified in “Class I — Nominees for Directors with Terms Expiring in 2012,” the one nominiee specified in “Class II — Nominee for Director with Term Expiring 2010” and the one nominee specified in “Class III — Nominee for Director with Term Expiring 2011,” below, until their successors are elected and qualified. If any of such nominees for the office of director is unwilling or unable to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted either (1) for a substitute nominee, who shall be designated by the proxy holders or by the present Board of Directors to fill such vacancy, or (2) for the other nominee only, leaving a vacancy. Alternatively, the size of the Board may be reduced so that there is no vacancy. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

The Board of Directors recommends a vote FOR the election of each of the nominees listed below.

Information as to Nominees for Directors and Continuing Directors

Listed below for each director, as reported to Conexant, is the director’s name, age and principal occupation for the past five years, his position, if any, with Conexant, and other directorships held.

Class I
Nominees for Director with Terms Expiring in 2012

Dwight W. Decker, age 58 — Mr. Decker been a director of Conexant since 1996 and has served as its chairman of the board from December 1998 to August 2008, including as non-executive chairman from the end of February 2004 to November 2004 and from July 2007 to August 2008. He was chief executive officer of the Company from January 1999 to February 2004 and again from November 2004 to July 2007. Mr. Decker is non-executive chairman of the board and a director of Mindspeed Technologies, Inc. and a director of Pacific Mutual Holding Company.

F. Craig Farrill, age 55 — Mr. Farrill has been a director of Conexant since 1998. Mr. Farrill was director, president and chief executive officer of Kodiak Networks, Inc. (wireless communications) from April 2003 to August 2007 and continues to be a director. He is a director and a corporate officer of the CDMA Development Group, a digital cellular technology consortium, which he founded in 1993.

Class II
Nominee for Director with Term Expiring in 2010

William E. Bendush, age 59 — Mr. Bendush has been a director of Conexant since June 2008. A retired executive and private investor, he served as senior vice president and chief financial officer of Applied Micro Circuits Corporation (semiconductors) from April 1999 to March 2003. He is currently a director of Microsemi Corporation.

Continuing Directors with Terms Expiring in 2010

Balakrishnan S. Iyer, age 52 — Mr. Iyer has been a director of Conexant since 2002. He served as senior vice president and chief financial officer of the Company from January 1999 to June 2003. He served as a consultant to Mindspeed Technologies, Inc. (networking infrastructure semiconductors) from June 2003 through December 2004. Mr. Iyer is currently a director of IHS, Inc., Invitrogen Corporation, Power Integrations, QLogic Corporation and Skyworks Solutions, Inc.

Jerre L. Stead, age 64 — Mr. Stead has been a director of Conexant since 1998. Mr. Stead has been executive chairman and chief executive officer of IHS, Inc. (software) since September 2006 and was chairman of the board of IHS, Inc. from December 2000 to September 2006. He is a director of Brightpoint, Inc. and Mindspeed Technologies, Inc.

Class III
Nominee for Directors with Term Expiring in 2011

Matthew E. Massengill, age 47 — Mr. Massengill has been a director of Conexant since June 2008. He served as chairman of the board of Western Digital Corporation (computer storage devices) from November 2001 to March 2007. He was its chief executive officer from January 2000 to October 2005. He currently serves as a director of Western Digital Corporation, MicroSemi Corporation and GT Solar International, Inc.

Continuing Directors with Terms Expiring 2011

Steven J. Bilodeau, age 50 — Mr. Bilodeau has been a director of Conexant since February 2004. Prior to that, he was a director of GlobespanVirata, Inc. since September 2003. He has been the chairman of the board, chief executive officer, and president of SMSC (also known as Standard Microsystems Corporation) (semiconductors) from February 2000 to October 2008. He is currently the non-executive chairman of SMSC and from May to October 2008 was its acting chief financial officer. Mr. Bilodeau is currently a director of Gennum Corporation.

D. Scott Mercer, age 57 — Mr. Mercer has been a director of Conexant since 2003. In April 2008 he was appointed as Chief Executive Officer and became Chairman of the Board in August 2008. Mr. Mercer is a private investor, who served as interim chief executive officer of Adaptec, Inc. (computer technology services) from May 2005 to November 2005, and as senior vice president and adviser to the chief executive officer of Western Digital Corporation (computer storage devices) from February 2004 through December 2004. Prior to that, he was senior vice president and chief financial officer of Western Digital Corporation from October 2001 to February 2004. Mr. Mercer is a director of Palm, Inc., Polycom, Inc. and Smart Modular Technologies (WWH), Inc.

BOARD COMMITTEES AND MEETINGS

The standing committees of the Board of Directors of Conexant during fiscal 2008 were an Audit Committee, a Governance and Board Composition Committee, and a Compensation and Management Development Committee, each of which is comprised of non-employee directors who are independent directors within the meaning of the rules of The Nasdaq Stock Market and the Securities and Exchange Commission (SEC). The functions of each of these three committees are described below; committee charters are posted on Conexant’s website at www.conexant.com. The current members of each of the Board committees are identified in the following table, each committee chairman being denoted with an asterisk. Conexant’s independent directors also hold regular meetings without members of management present.

			Governance		Compensation
			&		&
			Board		Management
Director	Audit		Composition		Development

W. E. Bendush	X	*	X
S. J. Bilodeau	X		X		X
F. C. Farrill			X
B. S. Iyer	X		X	*	X
M. E. Massengill			X		X
J. L. Stead			X		X	*

*	Chairman

The Audit Committee, among other things, reviews the scope and effectiveness of audits of Conexant by its independent public accountants and internal auditors; appoints and oversees the independent public accountants for Conexant; reviews the audit plans of Conexant’s independent public accountants and internal auditors; reviews and approves, in advance, the fees charged and the scope and extent of any non-audit services performed by the independent public accountants; establishes procedures for the receipt, retention and treatment of anonymous and other complaints regarding Conexant’s accounting or auditing matters; reviews Conexant’s quarterly and annual financial statements before their release; reviews and approves the appointment or change of Conexant’s executive director of internal audit; reviews the adequacy of Conexant’s system of internal controls and recommendations of the independent public accountants and of the internal auditors with respect thereto; reviews and acts on comments and suggestions by the independent public accountants and by the internal auditors with respect to their audit activities; monitors compliance by Conexant’s employees with its standard of business conduct policies; meets with Conexant’s management to review any issues related to matters within the scope of the Audit Committee’s duties; and investigates any matter brought to its attention within the scope of its duties. The Audit Committee acts pursuant to a written charter. In the opinion of the Conexant Board of Directors, all current members of the Audit Committee are independent directors and its chairman is a “financial expert” as defined by the SEC. The Audit Committee met eleven (11) times during the 2008 fiscal year.

The principal functions of the Governance and Board Composition Committee are to develop and review at least annually Conexant’s governance guidelines; to develop an annual self-evaluation process for the Board and its committees and oversee the annual self-evaluations; to review the Board’s committee structure and recommend to the Board for its approval the directors to serve as members of each committee; to consider and recommend to the Board of Directors qualified candidates for election as directors of Conexant; to lead the search for qualified candidates who may be submitted by directors, officers, employees, shareowners and others; and periodically to prepare and submit to the Board of Directors for adoption the committee’s selection criteria for director nominees. The Governance and Board Composition Committee acts pursuant to a written charter.

Under the Governance and Board Composition Committee’s current Board selection criteria (included in the Company’s Guidelines on Corporate Governance and posted on Conexant’s website at www.conexant.com), director candidates are selected with a view to bringing to the Board a variety of experience and backgrounds. Directors should have high level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems. The committee seeks candidates of the highest character and integrity, and who have experience at or demonstrated understanding of strategy/policy setting and a reputation for working constructively with others. In addition, candidates should have sufficient time available to devote to Conexant in order to carry out their duties as directors. In fulfilling its responsibility to lead the search for qualified director candidates, the committee consults with other directors, as well as the chief executive officer and other senior executives of Conexant. The committee may also from time to time retain third party search firms to assist in identifying candidates. In 2008, the committee retained the firm of Spencer Stuart in connection with recruiting William E. Bendush to the Board. The committee will consider director candidates recommended by Conexant shareowners pursuant to the procedures described in “Other Matters — 2009 Shareowner Proposals or Nominations.” In the opinion of the Conexant Board of Directors, all current members of the Governance and Board Composition Committee are independent directors. The Governance and Board Composition Committee met six (6) times during the 2008 fiscal year.

The principal functions of the Compensation and Management Development Committee, or the Compensation Committee, are to recommend compensation and benefits for non-employee directors; to review and approve on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer; to determine the salaries of all executive officers and review annually the salary plan for other executives in general management positions; to review Conexant’s base pay, incentive compensation, deferred compensation and all stock-based plans; to review the performance of Conexant’s chief executive officer and oversee the development of executive succession plans; to review and discuss with management the “Compensation Discussion and Analysis” section included in this proxy statement and prepare and publish the Report of the Compensation Committee included in this proxy statement. The members of the Compensation Committee are ineligible to participate in any of the plans or programs administered by the Compensation Committee, except the Conexant Directors Stock Plan. In the opinion of the Conexant Board of Directors, all current members of the Compensation Committee are independent directors. The Compensation Committee met eight (8) times during the 2008 fiscal year and acted by unanimous written consent one (1) time.

The Conexant Board of Directors held thirteen (13) meetings and acted by unanimous written consent three (3) times during the 2008 fiscal year. Each director is expected to attend each meeting of the Board and those committees on which he serves. No sitting director attended less than 75% of all the meetings of the Board and those committees on which he served in the 2008 fiscal year. In addition, Conexant’s independent directors held four (4) meetings during the 2008 fiscal year. Directors are expected to attend Conexant’s annual meetings of shareowners. All currently serving directors who were members of the Board of Directors as of the time of the 2008 Annual Meeting of Shareowners attended that meeting held on February 20, 2008, except for D. Scott Mercer. The Board of Directors has implemented a process for shareowners of Conexant to send communications to the Board. Any shareowner desiring to communicate with the Board, or with specific individual directors, may do so by writing to the Secretary of Conexant, who has been instructed by the Board to forward promptly all such communications to the addressees indicated thereon.

Directors’ Compensation

On February 22, 2006, the Company’s Board of Directors modified its cash compensation program. From that date forward, non-employee directors of Conexant receive a base retainer of $30,000 per year for Board service and an additional retainer for service on committees of the Board: an annual fee of $7,500 for service as a member of a committee or an annual fee of $15,000 for service as a committee chairman, except for the chairman of the Audit Committee, who receives $20,000. In addition, each non-employee director receives $1,500 per day for each Board meeting attended in person or by telephone. Each non-employee director also receives $1,000 for each committee meeting attended either in person or by telephone. On May 30, 2008, the Board of Directors amended the cash compensation program for independent directors to assist the Company in the recruitment of new independent directors. Effective May 30, 2008 through the date of the Company’s Annual Meeting of Shareowners on February 18, 2009, any new independent director appointed to the Board will receive a one-time supplemental cash payment of $50,000.

The Conexant Directors Stock Plan provides that upon initial election to the Board, each non-employee director will be granted an option to purchase 4,000 shares of Conexant common stock at an exercise price per share equal to the fair market value of Conexant common stock on the date of grant. The stock options will vest and become exercisable in four equal installments on the anniversary dates of each grant. In addition, following completion of six months of service on the Board, each continuing non-employee director is eligible to receive an option to purchase 1,000 shares following each Annual Meeting of Shareowners and an option to purchase an additional 1,000 shares approximately six months from that date. These options also vest in four equal installments on the anniversary dates of each grant.

Immediately following the 2008 Annual Meeting of Shareowners on February 20, 2008, and again on August 20, 2008, each non-employee director, other than Messrs. Bendush and Massengill, received options to purchase 1,000 shares of Conexant common stock with the exercise price per share equal to the closing market price of Conexant common stock on the grant date.

Directors are also reimbursed for transportation and other expenses actually incurred in attending Board and Committee meetings.

The table below sets forth the compensation for the Company’s non-employee directors during fiscal year 2008.

Director Compensation for Fiscal Year 2008

		Option Award	All Other
	Fees Earned or	Grant Values	Compensation	Total
Name	Paid in Cash ($)	($)(2)(3)	($)	($)

William E. Bendush	85,750	979	0	86,729
Steven J. Bilodeau	88,625	32,197	0	120,822
F. Craig Farrill	64,875	24,308	0	89,183
Balakrishnan S. Iyer	108,750	24,308	0	133,058
Matthew E. Massengill	76,000	979	0	76,979
D. Scott Mercer(1)	41,250	24,212	0	65,462
Jerre L. Stead	76,000	24,308	0	100,308

(1)	Mr. Mercer was a non-employee director from October 2007 to April 14, 2008, when he became an employee and Chief Executive Officer of the Company. The amounts reflected in the table reflect his non-employee director compensation for this time period.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock options granted to each of the directors in the table in fiscal 2008, as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the fiscal 2008 grants, see note 1 of the Company’s financial statements in the Form 10-K for the year ended October 3, 2008, as filed with the SEC. For information on the valuation assumptions with respect to option grants made prior to fiscal 2008, see the note on Other Stock-Related information for the Company’s financial statements in the Form 10-K for the respective year end. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the directors. Each director, other than Messrs. Bendush and Massengill received 2,000 stock options in fiscal 2008: 1,000 on February 20, 2008 and 1,000 on August 20, 2008. Messrs. Bendush and Massengill each received 4,000 stock options on becoming directors on June 19, 2008 and 1,000 on August 20, 2008. Mr. Mercer received no stock options on August 20, 2008. The grant date SFAS 123R fair market values of these stock options for each director determined at the time of grant using the Black-Scholes-Merton option pricing model were as follows: $3,500 for the February 20, 2008 grants, $14,800 for the June 19, 2008 grants, and $3,590 for the August 20, 2008 grants based on the closing prices of Conexant’s common stock on the grant dates of $5.90, $6.10 and $5.97 per share, respectively.

(3)	As of fiscal year end, Messrs. Bendush, Bilodeau, Farrill, Iyer, Massengill, Mercer and Stead held 4,000, 16,594, 34,608,163,870, 4,000, 13,934, and 32,641 stock options, respectively.

Executive Officers

The name, age, office and position held with Conexant, and principal occupations and employment during the past five years of each of the executive officers of the Company are as follows:

D. Scott Mercer, age 57 — See “Information as to Nominees for Directors and Continuing Directors” for Mr. Mercer’s biographical information.

Karen L. Roscher, age 49 — Ms. Roscher served as senior vice president and chief financial officer of Conexant from September 10, 2007 to December 15, 2008. From June 2007 to September 2007 she was vice president, corporate financial planning and analysis of Freescale Semiconductor, Inc. (semiconductors), where she previously served as vice president, tax from December 2006 to June 2007 and as vice president and corporate controller from September 2004 to December 2006. From July 2003 through August 2004, Ms. Roscher served as vice president and financial planning and analysis director of the semiconductor products sector of Motorola, Inc. (communications), where she previously served as vice president and networking & computing systems group finance director from January 2000 through July 2003.

Christian Scherp, age 43 — Mr. Scherp has served as president of Conexant since April 2008. From June 2005 to April 2008 he was senior vice president of worldwide sales. From May 2004 to June 2005 Mr. Scherp was the vice president and general manager of the wireless/wireline communications group at Infineon Technologies of North America (semiconductors and related devices), where he served as vice president of wireline communications products from October 2001 to May 2004.

Sailesh Chittipeddi, age 46 — Mr. Chittipeddi has served as executive vice president global operations and chief technology officer of Conexant since April 2008. From June 2006 to April 2008, he served as senior vice president of global operations. From 2001 to 2006 he served as a director in the global operations organization at Agere Systems, Inc. (semiconductors and related devices).

Mark D. Peterson, age 46 — Mr. Peterson has served as senior vice president, chief legal officer, and secretary of Conexant since March 2008. From August 2007 to March 2008 he served as senior vice president, general counsel, and secretary of Targus Group International, Inc. (mobile computing accessories) From October 1997 to August 2007 he served in various senior roles, including senior vice president, general counsel, and secretary at Meade Instruments Corp. (consumer and industrial optical instruments and equipment)

On December 15, 2008, Jean Hu (age 45) was appointed as Chief Financial Officer of Conexant. Ms. Hu also remains Senior Vice President, Business Development of the Company. Ms. Hu joined Conexant in 1999 as director of Strategy and Business Development. She was promoted to vice president in January 2001, and to senior vice president in February 2006.

Report of the Audit Committee

The Audit Committee has furnished the following report on Audit Committee matters:

The Audit Committee acts pursuant to a written charter that was adopted by the board of directors on November 30, 1998 and amended and restated most recently on May 14, 2008. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis; a copy of the charter is available on the Company’s website at www.conexant.com. The Audit Committee consists entirely of independent directors, as defined under applicable rules of The Nasdaq Stock Market and the SEC, and each member is an “audit committee financial expert” as defined by rules of the SEC.

The Audit Committee has reviewed and discussed the written disclosures and letter from Deloitte & Touche LLP, the Company’s independent auditors, as required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with Deloitte & Touche LLP its independence from Conexant. Non-audit services provided by Deloitte & Touche LLP were considered in evaluating their independence. Based upon this review and the representations by the independent auditors, the Audit Committee satisfied itself as to the independence of Deloitte & Touche LLP.

The Audit Committee also reviewed and discussed with Deloitte & Touche LLP the matters required pursuant to the Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance) and SEC Regulation S-X Rule 2-07 and the results of the independent auditor’s examination of the Company’s consolidated financial statements for fiscal year 2008. The Committee also reviewed and discussed the results of internal audit examinations and reviewed and discussed the audited financial statements with management. Based on the reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for fiscal year 2008 be included in Conexant’s Annual Report on Form 10-K for the year ended October 3, 2008 filed with the SEC.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of internal control over financial reporting as of October 3, 2008 and the report from Deloitte & Touche LLP on the effectiveness of internal control over financial reporting as of October 3, 2008. Based upon the reviews and discussions with management, the Company’s internal auditors, and Deloitte & Touche LLP, the Audit Committee approved the inclusion of management’s report on its assessment of the effectiveness of internal control over financial reporting as of October 3, 2008 and the report of the independent auditors in Conexant’s Annual Report on Form 10-K for the year ended October 3, 2008 filed with the SEC.

The Audit Committee appointed Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2009.

Audit Committee

William E. Bendush, Chairman
Steven J. Bilodeau
Balakrishnan S. Iyer

Compensation Discussion and Analysis

The following discusses the material elements of the compensation programs for the Company’s principal executive officer, principal financial officer and other executive officers identified in the Summary Compensation Table in this proxy statement (collectively the “named executive officers” or “NEOs”). The information presented includes a discussion of the overall objectives of the Company’s compensation programs and each element of compensation provided to the NEOs.

The Compensation and Management Development Committee

The Compensation Committee evaluates and approves the Company’s compensation programs and policies applicable to the named executive officers, including determining all components of compensation to be paid to the named executive officers and administering the Company’s stock plans (including reviewing and approving equity grants to executive officers), and also periodically reviews the compensation of other senior executive officers who have significant managerial responsibility. The Compensation Committee also assists the Board of Directors in developing and evaluating executive positions and overseeing executive performance and succession. A more detailed description of the Compensation Committee’s composition, function, duties and responsibilities is set forth in this proxy statement under “Board Committees and Meetings”.

Guiding Principles and Compensation Objectives

The Company believes that executive compensation should be based on a “pay-for-performance” philosophy that rewards executives for performance and focuses management on critical short-term and long-term objectives. The Company’s compensation programs are intended to link a substantial portion of each executive’s total compensation opportunity to individual performance, business unit performance (where applicable), the Company’s overall business and financial performance and increases in shareowner value. The Company believes that this type of performance-based compensation is appropriate for the Company’s business and industry and provides the flexibility necessary to achieve the primary objective of attracting, motivating and retaining key talent for the Company’s senior management, other executive officers and employees generally.

The Company seeks to provide executive compensation that is competitive in its industry in order to attract, motivate and retain quality talent through a combination of:

•	base salary;

•	a variable pay opportunity linked to short-term performance; and

•	equity compensation opportunities linked to longer-term increases in shareowner value.

The mix of compensation elements is designed to reward recent results and motivate long-term performance. A key objective of the Company’s compensation programs is to achieve sustained year-over-year performance by requiring that executive officers and other key members of senior management have a significant portion of their compensation tied to shareowner value. At the senior executive level, this is done by providing an equity stake in the Company, which serves as a major attraction for new management talent and ties their performance directly to shareowner performance. There are also situations in which time-based equity awards are used as an inducement for the hiring of new executives as well as to retain existing key employees. There are a variety of factors, both internal and in the external market, which are considered when designing and implementing the Company’s compensation programs. The flexibility of our program based on the Compensation Committee and the Company’s judgment has been a critical factor in continuing to provide programs and awards appropriate for employees in the current employment marketplace.

Role of Compensation Consultant

Periodically, the Company, through its human resources department, has discussed with Semler Brossy Consulting Group, LLC the design of programs that affect senior executive officer compensation. The Company’s named executive officers have not participated in the selection of any particular compensation consultant. Semler Brossy provides market intelligence on compensation trends along with general views on specific compensation programs designed by the Company’s human resources personnel and management, with the oversight of the Compensation Committee. Except for the foregoing, the Company does not receive any other services from Semler Brossy.

Determining Compensation Levels

Our chairman and chief executive officer and the senior vice president, human resources, provide information and context to assist the Compensation Committee in reaching compensation and development decisions with respect to the named executive officers other than the chairman and chief executive officer. The other named executive officers do not play a role in their own compensation determination, other than discussing individual performance objectives with the chairman and chief executive officer.

Based on the Compensation Committee’s assessment of (1) data from industry peers and national surveys, (2) reports of independent compensation consultants who may from time to time advise the Compensation Committee and (3) performance judgments as to the past and expected future contributions of individual executive officers, the Compensation Committee establishes base salaries, short-term annual incentives and long-term incentives for each named executive officer. For each individual named executive officer, each component of compensation is generally targeted to be near the median of the competitive data for comparable positions at similar companies. However, the Compensation Committee may use its discretion to set any one or more of the components of compensation at levels higher or lower than the median depending on an individual’s role, responsibilities and performance, internal pay equity within the Company and the Company’s need to attract individuals from the external market.

Use of External Survey Data

Compensation levels for executive officers are established based on comparisons to executive compensation of U.S.-based semiconductor and other high technology companies which are considered generally comparable to the Company. While there is no specific formula used to establish executive compensation, the Compensation Committee considers the total compensation (earned or potentially available) of the executive officers in establishing each component of compensation. For fiscal 2008, the Compensation Committee used the Radford High Tech survey database which provides data specific to the high technology and semiconductor industry compensation practices to review pay levels for the named executive officers as well as for other select executives being reviewed by the Compensation Committee.

While third party survey data is a reference point for decisions on compensation, the Company also relies on the judgment of management and the Compensation Committee regarding appropriate pay levels. Other factors which may be considered include, but are not limited to, internal pay equity, achievement of business objectives and performance over the prior year, size and scope of current and future responsibilities, long-term potential to enhance shareowner value, and organizational leadership.

Elements of Compensation During Fiscal 2008

Base Salary

Annually, the Compensation Committee reviews the base salaries of each of the Company’s named executive officers in the context of individual and Company performance, benchmark survey data, the

Company’s overall ability to pay, internal equity, contractual arrangements, and the experience level and contribution of the executive to the Company. For fiscal 2008, with the appointment of many of the named executive officers to new roles in April of 2008, the base salaries were established or adjusted for some of the named executive officers in accordance with those new roles and responsibilities.

In April 2008, the Compensation Committee reviewed the competitiveness of the base salaries of named executive officers in the context of their new roles and responsibilities, as well as their current challenges, internally and externally. Upon his hire as chief executive officer, Mr. Mercer was hired with a base salary of $550,000 as established in his employment agreement dated April 14, 2008. In addition, the Compensation Committee approved the promotion of two named executive officers, promoting Mr. Scherp to president with a base salary of $375,000 and promoting Mr. Chittipeddi to executive vice president, global operations and chief technology officer, with a base salary of $300,000. Also during 2008, the Compensation Committee approved the hiring of Mr. Peterson, as senior vice president, chief legal officer & secretary, beginning employment with the Company on March 19, 2008 with a base salary of $312,500. The annual base salaries for the named executive officers as in effect at fiscal year end 2008 were as follows:

Name	Annual Base Salary

D. Scott Mercer*	$550,000
Christian Scherp	$375,000
Sailesh Chittippeddi	$300,000
Karen L. Roscher**	$325,000
Mark D. Peterson***	$312,500
Daniel A. Artusi****	$550,000

*	Mr. Mercer became an employee and chief executive officer of the Company on April 14, 2008 and chairman and chief executive officer on August 14, 2008. Prior to April 14, 2008, Mr. Mercer was a non-employee director and was compensated by the Company as a non-employee director. Mr. Mercer’s compensation for serving as a non-employee director prior to April 14, 2008 is reflected in the “Director Compensation for Fiscal Year 2008” table.

**	Ms. Roscher was formerly senior vice president and chief financial officer of the Company. Her employment with the Company terminated on January 2, 2009.

***	Mr. Peterson became an employee and senior vice president, chief legal officer and secretary on March 19, 2008.

****	Mr. Artusi was formerly president and chief executive officer of the Company. Mr. Artusi’s employment with the Company terminated on April 25, 2008.

Short-Term Incentive Compensation

The Company’s short-term incentive program is a broad-based annual employee bonus plan. This plan is a discretionary cash-based plan under which certain indicators of the Company’s performance may be considered, including, but not limited to: revenue growth, operational profitability, attainment of strategic business development goals and affordability to the Company. The amount available for payments under this year’s annual bonus plan, or incentive pool, was based primarily on the achievement of expected financial performance for fiscal year 2008. Each executive officer is eligible to receive an annual bonus award based upon the executive’s target bonus, the executive’s individual performance during the fiscal year and the size of the incentive pool that the Compensation Committee approves for the fiscal year. The Compensation Committee, in its sole discretion, may increase or decrease the size of the incentive pool considering all then existing circumstances that it deems relevant, including the achievement of performance criteria, market conditions, forecasts, and anticipated expenses to be incurred or payable during the fiscal year. If the Company meets or exceeds the expected performance levels, amounts paid under the annual bonus plan may exceed target levels. Similarly, if expected performance levels are not achieved, bonus amounts may be less than the target levels or potentially zero. The actual payout of an award for the named executive officers may be further adjusted by the Compensation Committee in its discretion to reflect individual performance. The annual bonus plan is generally cash-based, but has in the past used restricted stock and performance share awards that vested upon achievement of operational and financial targets.

In November 2007, the Compensation Committee set the target bonus levels for the executive officers under the Company’s fiscal 2008 annual bonus plan named the 2008 Peak Performance Incentive Plan. In April of 2008, the bonus targets for Mr. Mercer, Mr. Scherp, Mr. Chittipeddi, and Mr. Peterson were set by the Compensation Committee in their respective employment agreements. In addition, Mr. Mercer, Mr. Scherp, Ms. Roscher, and Mr. Peterson were guaranteed bonus amounts of not less than $250,000, $50,000, $100,000 and $100,000, respectively, as part of their employment agreements. The target bonuses (as a percentage of each named executive officer’s base salary) for the named executive officers for fiscal 2008 were as follows:

Name	Target Bonus for FY08

D. Scott Mercer*	100%
Christian Scherp	80%
Sailesh Chittipeddi	70%
Karen L. Roscher**	60%
Mark D. Peterson***	60%
Daniel A. Artusi****	100%

*	Mr. Mercer became an employee and chief executive officer of the Company on April 14, 2008 and chairman and chief executive officer on August 14, 2008. Prior to April 14, 2008, Mr. Mercer was a non-employee director and was compensated by the Company as a non-employee director. Mr. Mercer’s compensation for serving as a non-employee director prior to April 14, 2008 is reflected in the “Director Compensation for Fiscal Year 2008” table.

**	Ms. Roscher was formerly senior vice president and chief financial officer of the Company. Her employment with the Company terminated on January 2, 2009.

***	Mr. Peterson became an employee and senior vice president, chief legal officer and secretary on March 19, 2008.

****	Mr. Artusi was formerly president and chief executive officer of the Company. Mr. Artusi’s employment with the Company terminated on April 25, 2008.

In November 2008, the Compensation Committee reviewed the Company’s overall performance and, based on stronger than expected financial performance in the second half of fiscal year 2008, we paid a bonus of approximately 15% of the target overall to participants under the 2008 Peak Performance Plan. The named executive officers received 2008 payouts as follows: Mr. Mercer received $300,000 (of which $250,000 was the minimum guaranteed amount per his employment agreement), Mr. Scherp received $150,000 (of which $50,000 was the minimum guaranteed amount per his employment agreement and payable on January 2, 2009), Mr. Chittipeddi received $60,000, Ms. Roscher received $100,000, which was the minimum guaranteed amount per her employment agreement, and Mr. Peterson received $100,000, which was the minimum guaranteed amount per his employment agreement.

In November 2008, the Compensation Committee adopted the 2009 Performance Incentive Plan (“2009 Plan”) for fiscal 2009. All named executive officers and employees worldwide are eligible to participate in the 2009 Plan, except for employees who participate in the Company’s Sales Incentive Plan, employees who are subject to a separate bonus plan or those not otherwise eligible. At the end of fiscal 2009, the Compensation Committee, in its sole discretion, will determine the size of the incentive pool, considering all circumstances then existing that it may deem relevant, including core operating profit, market conditions, forecasts and expenses incurred, and may, in its sole discretion, increase or decrease individual awards from the target levels, based on individual performance and the size of the available incentive pool. The 2009 Plan design is similar to the 2008 Plan design and the Compensation Committee retains the authority to determine the final pool amount and the individual payouts for the named executive officers under the Plan. Currently, under the 2009 Plan, only Mr. Mercer has a guaranteed amount of not less than $250,000 per his employment agreement.

In January 2008, the Compensation Committee also approved a special payment of $75,000 for Mr. Peterson payable within the first 30 days of employment as an inducement for him to accept the position of senior vice president, chief legal officer & secretary. This award is subject to repayment under certain circumstances if Mr. Peterson’s employment terminates within one year following the effective date of the employment agreement of March 19, 2008.

In April and May of 2008, with the appointment of Mr. Mercer to chief executive officer and to assist him in retaining his management team during this time of transition, the Company provided modified employment agreements for the named executive officers which included a retention bonus to be earned with continuous service with the Company. Retention bonuses were awarded to Mr. Scherp, Mr. Chittipeddi, Ms. Roscher and Mr. Peterson in the amounts of $675,000, $500,000, $400,000 and $400,000, respectively. The awards were paid in cash within 30 days of signing the respective agreements with the exception of Ms. Roscher’s retention bonus, which has not been paid and was not to be paid until it was earned in November, 2009. Further details of the agreement and specifics of the awards can be found under the “Employment and Separation Agreements” section of this proxy.

Long-Term Incentive Compensation

The Company has a long-term incentive program that provides a direct link between management and employee incentives and the creation of additional shareowner value. Annual long-term incentive grants for executive officers and employees are a key element of compensation in the semiconductor industry. Long-term incentive compensation is delivered through the grant of stock options (and in certain cases, restricted stock units or performance shares) to executive officers and most employees, primarily under the 1999 Long-Term Incentives Plan and the 2000 Non-Qualified Stock Plan.

The Company believes that equity awards assist in the attraction, retention and motivation of employees and align the interests of employees with those of the shareowners. Specifically, stock options have value for an employee only if the price of Conexant common stock increases and the employee remains employed by the Company for the period required for the stock options to vest and become exercisable, thus providing an incentive to remain employed at the Company. Performance share awards and restricted stock units (“RSUs”) have also been used on a selective basis to provide retention awards for key members of senior management. These awards have been used as selective retention awards because the awards have value regardless of future stock price appreciation but still help to link the recipient’s interests with those of our shareowners, since the ultimate value of the awards is dependent upon stock price.

The Compensation Committee determines all material aspects of the long-term incentive awards — who receives an award, the amount of the award, the grant price of the award, the timing of the awards as well as any other aspect of the award they may deem material, taking into account many factors and subject to the terms of the applicable stock plan. In addition to competitive market data, the Compensation Committee considers the number of shares of Conexant common stock outstanding, the amount of equity incentives currently outstanding and the number of shares available for future grant under the stock plans. Individual executive stock option awards may be based on many individual factors such as relative job scope and contributions made during the prior year and the number of shares held by the executive officer.

A major factor considered this year by the Compensation Committee in determining the long-term incentive practices for the Company was that the Company effected a 1-for-10 reverse stock split of its common stock in June 2008. The reverse split reduces the number of shares of the Company’s outstanding common stock from approximately 495 million shares to approximately 49.5 million shares following the market close on June 27, 2008. The exercise price and number of common shares related to outstanding four percent convertible subordinated notes and stock options have automatically been proportionately adjusted to reflect the reverse split. Under the terms of the reverse split, shareowners holding more than 10 shares of Conexant common stock at the close of business on June 27, 2008 received one new Conexant share for every 10 shares held. Optionees received one Conexant option for every 10 options held with fractional shares rounded up to the next whole option. All option strike prices were multiplied by 10 so that the intrinsic value of the awards remained constant. All share and option data contained in this proxy statement reflect equity awards on a post-reverse stock split basis.

During 2008, there was no broad-based stock grant provided to all employees or the named executive officers. However, on occasion, the Compensation Committee provides equity awards outside of the annual process to serve as a special incentive or linked to the hiring of an executive. During 2008, the Compensation Committee assessed the compensation and benefits necessary to successfully recruit the preferred candidates for the positions of chief executive officer and chief legal officer. The Compensation Committee examined the current and future compensation and benefits these candidates would likely forego by joining the Company. The Compensation Committee also examined market compensation for comparable positions as well as internal pay equity. In addition, in order to balance short-term recruitment needs with the desire to align executive incentives with longer-term shareowner interests, the Compensation Committee examined the mix between stock options and restricted stock units, some of which are performance based and some of which vest over time. The Compensation Committee reviewed and approved awards for certain named executive officers in recognition of added responsibilities and in an effort to increase the retention value for these executives.

The following describes other awards provided to named executive officers during fiscal year 2008:

As an inducement to join the Company, upon commencement of his employment on April 14, 2008, Mr. Mercer was granted 200,000 RSUs, 100,000 of which vested on the six month anniversary of the grant and 100,000 of which will vest on the first-year anniversary of the grant. The Company granted the RSUs to Mr. Mercer under the Company’s 1999 Long-Term Incentives Plan. In order to make this grant, the Board amended the 1999 Long-Term Incentives Plan to allow for an increase in the per-year average limit, over any three-year period, of awards granted to any individual recipient.

In November 2007, the Compensation Committee reviewed the equity levels of the senior executive team. In order to provide a greater retention for key executives, ensure internal equity with newly hired executives and aligning pay with shareholder equity, Messrs. Scherp and Chittipeddi both received a grant of 25,000 performance shares which were granted on November 14, 2007 and will 100% fully vest on the second anniversary of the grant date, subject to their continuous employment with the Company through that date. However, in April of 2008 with the amendment of their employment agreements, their performance share awards of November 14, 2007 were amended to provide for a new cliff vesting date of January 2, 2009 versus the previous vesting date of November 14, 2009, subject to their continued employment through the amended vesting date. Their current stock option holdings will continue to vest per their original current terms and conditions.

Mr. Chittipeddi received a grant of 25,000 stock options on February 20, 2008 with a strike price of $5.90 per share of common stock underlying the option that vest in two annual installments (50% per year), commencing with the first anniversary of the grant date. The intent of this grant was to bring Mr. Chittipeddi’s equity holdings further in line with internal peers and recognize his importance to the organizations operations.

As an inducement to join the Company, upon commencement of his employment on March 19, 2008, Mr. Peterson was granted 85,000 stock options with a strike price of $4.50 per share of common stock underlying the option, which vests in three annual installments (331/3% per year), commencing with the first anniversary of the grant date. Mr. Peterson was also granted 25,000 RSUs which vest in three annual installments (33 1/3% per year), commencing with the first anniversary of the grant date.

For information regarding the RSUs, performance shares and option grants to the named executive officers during fiscal 2008, see the “Grants of Plan-Based Awards Table — Fiscal Year 2008” in this proxy statement.

In addition to encouraging stock ownership by granting stock options and other forms of equity awards, the Company also provides certain of its employees (including the named executive officers) the opportunity to own Conexant common stock through the Company’s Employee Stock Purchase Plans, or the ESPPs. The ESPPs allow participants to buy Conexant common stock at a 15% discount to the market price with up to 15% of their salary and bonuses (subject to certain legal and other limitations). The program is provided as an element of compensation, which serves to attract employee talent and provides additional alignment of employee pay to the creation of shareowner value.

Perquisites

The Company also provided executive perquisites including financial planning and tax preparation services, physical examinations, and club memberships. In late 2007, the club membership perquisite was eliminated for the named executive officers. During fiscal 2008, the Company also eliminated the financial planning perquisite provided to the named executive officers and other selected executives. As of the end of fiscal year 2008, the only perquisite program for which all named executive officers are still eligible is the annual physical exam. For Mr. Mercer and Mr. Scherp, pursuant to their employment agreements, they are both provided payments of $10,000 and $7,500 per month (subject to applicable taxes), respectively, for living and transportation expenses. Details of the perquisite values for fiscal year 2008 for all named executive officers can be found in the footnotes to the “Summary Compensation Table — Fiscal Years 2008 and 2007.”

Until November 2007, the Company sponsored Non-Qualified Deferred Compensation Plans (the “Deferred Compensation Plans”) for directors, officers and certain other employees of Conexant. Under the Deferred Compensation Plans, employee participants were allowed to defer up to 100% of base salary and cash bonus. The plans also allowed executive officers to obtain the 401(k) company match beyond the IRS-prescribed contribution and salary limitations of the Company’s Retirement Savings Plan. The Company made contributions to the Deferred Compensation Plans coincident with the deferrals made by the participants, which were used to purchase trust owned life insurance held in a Rabbi trust. The deferred amounts are valued daily as if invested in one or more investment funds selected by the individual participant from among the available investment options.

In November 2007, to reduce administrative costs and streamline executive perquisites, the Compensation Committee determined to suspend all future contributions by existing plan participants and admit no new participants into the Deferred Compensation Plans. Previously elected distributions will continue as scheduled.

In May of 2008, the Board of Directors approved termination of the Company’s two deferred compensation plans, which were open to participation by the members of the Board of Directors and by senior management. The affairs of the plans are to be wound-up and the plans closed as soon as administratively practicable. The deferred compensation amounts associated with the Deferred Compensation Plan, as amended and restated effective April 1, 2000, will be paid out to participants as soon as administratively practicable. Deferred compensation amounts associated with the Deferred Compensation Plan, effective January 1, 2005, as amended November 14, 2007, will be paid out to participants not less than 12 months nor more than 24 months from May 30, 2008 in accordance with the Treasury Regulations under Section 409A of the Internal Revenue Code. For additional information on deferred compensation for the named executive officers, see the “Non-Qualified Deferred Compensation Table — Fiscal Year 2008” in this proxy statement.

Severance and Change of Control Benefits

Severance and change of control benefits are designed to facilitate the Company’s ability to attract and retain executives as it competes for talented employees in a marketplace where such protections are commonly offered. The severance and change of control benefits found in the named executive officers’ employment agreements are designed to encourage employees to remain focused on our business in the event of rumored or actual fundamental corporate changes. These benefits include continued base salary payments and certain health and welfare benefits, acceleration of the vesting of outstanding equity-based awards, such as options and RSUs (in certain cases without regard to the satisfaction of any time-based requirements or performance criteria), extension of post-termination exercise periods for options and tax gross-ups for certain excise taxes.

Termination Provisions.  The employment agreements with the named executive officers provide severance payments and other benefits in an amount the Company believes is appropriate, taking into account the time it is expected to take a separated employee to find another job. The payments and other benefits are provided because the Company considers a separation to be a Company-initiated termination of employment that under different circumstances would not have occurred and which is beyond the control of a separated employee. Separation benefits are intended to ease the consequences to an employee of an unexpected termination of employment. The Company also benefits by requiring a general release from separated employees. In addition, the Company has included post-termination non-compete and non-solicitation covenants in certain individual employment agreements.

The Company considers it likely that it will take more time for higher-level employees to find new employment, and therefore senior management generally is paid severance for a longer period than is provided to other employees. Additional payments may be permitted in some circumstances as a result of individual negotiations with executives, especially where the Company seeks particular non-disparagement, cooperation with litigation, noncompetition and non-solicitation terms. See the descriptions of the individual employment agreements with the named executive officers under “Certain Relationships and Transactions with Related Persons — Employment and Separation Agreements” for additional information.

Change of Control Agreements.  Under the employment agreements with certain of our named executive officers, change of control benefits generally require a change of control, followed by a termination of or change in the executive’s employment. This so-called “double trigger” treatment provides the executive with certain protections following a change of control, while avoiding creating a “windfall” for the executive that might occur if a “single trigger” treatment were used. See the descriptions of the individual change of control employment agreements with the named executive officers under “Certain Relationships and Related Person Transactions” for additional information.

Retirement Benefits

Conexant does not sponsor a defined benefit pension plan for any U.S. employee. For all U.S. employees, including the named executive officers, the Company provides a 401(k) Retirement Savings Plan with company matching contributions as the only qualified retirement plan. With an employee contribution of 6%, the plan provides a maximum company match of 4% of base salary up to the statutory qualified plan limits. Except with respect to the Deferred Compensation Plan, the Company’s executive officers are eligible to participate in the Company’s broad-based retirement programs to the same extent as all other employees.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company’s chief executive officer and the next three most highly compensated officers, not including the chief financial officer. In view of the Company’s substantial accumulated net operating losses, the deduction limit under section 162(m) may have little practical impact on the Company. Certain performance-based compensation that has been approved by shareowners is not subject to the deduction limit. Although certain awards under the Company’s stock-based plans constitute performance-based compensation not subject to the deduction limit under section 162(m), certain other awards under the plans, such as restricted stock, will not qualify for this exemption. Since the Compensation Committee retains discretion with respect to base salaries and certain other compensation awards, those elements would not qualify as “performance based” compensation for section 162(m) purposes. It is the Compensation Committee’s objective that, so long as it is consistent with its overall business, compensation and retention objectives, Conexant will, to the extent reasonable, endeavor to keep executive compensation deductible by Conexant for U.S. federal income tax purposes.

Accounting for Stock-Based Compensation

Beginning October 1, 2005, the Company adopted Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payments (“SFAS 123R”), and began recording stock-based compensation expense in its financial statements in accordance with SFAS 123R.

Certain Awards Deferring or Accelerating the Receipt of Compensation

Section 409A of the Internal Revenue Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. The Company intends that awards provided under its compensation and benefit plans will comply with the requirements of section 409A and intends to administer and interpret these plans in such a manner.

Report of the Compensation and Management Development Committee

The Compensation and Management Development Committee (the “Compensation Committee” or the “Committee”) has reviewed and discussed the “Compensation Discussion and Analysis” section of the proxy statement with management of Conexant and the entire Board, and based on this review and discussion, recommended to the Board of Directors of Conexant that such “Compensation Discussion and Analysis” be included in the Conexant proxy statement for the 2009 Annual Meeting of Shareowners for filing with the SEC.

Compensation and Management Development Committee

Jerre L. Stead, Chairman
Steven J. Bilodeau
Balakrishnan S. Iyer
Matthew E. Massengill

Executive Compensation

Summary Compensation Table — Fiscal Years 2008 and 2007

The following table sets forth the total compensation earned or paid to our principal executive officer, principal financial officer and other named executive officers, who served in such capacities during fiscal year 2008 for services rendered in fiscal years 2008 and 2007.

						Stock		Option		All Other
		Salary(1)		Bonus		Awards		Awards		Compensation(*)
Name and Principal Position	Fiscal Year	($)		($)		($)		($)		($)	Total ($)

D. Scott Mercer	2008	253,846		—		509,614	(3)	—		126,444	889,904
Chairman of the board and chief executive officer (2)
Christian Scherp	2008	329,231		778,300	(5)	184,572	(3)	243,961	(6)	70,967	1,607,031
President (4)	2007	290,000		115,682		—		166,093		27,030	598,805
Sailesh Chittipeddi	2008	290,000	(8)	558,079	(9)	262,072	(3)	246,697	(6)	11,795	1,368,643
Executive vice president, global operations and chief technology officer (7)	2007	254,808		100,817		—		151,557		13,233	520,415
Karen L. Roscher	2008	325,000		78,919	(10)	216,146	(3)	307,803	(6)	9,809	937,677
Former senior vice president and chief financial officer	2007	18,750		150,000		15,163		16,095		—	200,008
Mark D. Peterson	2008	165,865		475,000	(12)	20,192	(3)	37,619	(6)	4,257	702,933
Senior vice president, chief legal officer and secretary (11)
Daniel A. Artusi	2008	329,067	(14)	2,866,438	(15)	1,926,172	(3)	2,595,295	(6)	14,325	7,731,297
Former president and chief executive officer (13)	2007	126,923		100,000		411,173		211,533		239	849,868

*	See supplemental table (A).

(1)	Includes amounts the Company contributed or accrued for the named executive officers under the Company’s Retirement Savings Plan and Deferred Compensation Plan II.

(2)	Mr. Mercer became an employee and chief executive officer of the Company on April 14, 2008 and chairman and chief executive officer on August 14, 2008. Prior to April 14, 2008, Mr. Mercer was a non-employee director and was compensated by the Company as a non-employee director. See, “Directors’ Compensation.”

(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of time-vesting and performance restricted stock units

(RSUs) and performance share awards granted to certain named executive officers in fiscal 2008, as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For time-vesting RSUs, fair value is calculated using the closing price of Conexant stock on the date of grant. For additional information, refer to note 1 of the Conexant financial statements in the Form 10-K for the year ended October 3, 2008, as filed with the SEC. See the Grants of Plan-Based Awards Table for information on awards made in fiscal 2008. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers. The performance RSUs are subject to market conditions and the performance share awards are subject to performance conditions, as described in the CD&A. In measuring fair value, SFAS 123R distinguishes between vesting conditions related to the Company’s stock price (market conditions) and other non-stock price related conditions (performance conditions). Market conditions, such as those in the performance RSUs that are tied to Conexant’s total shareholder return, reduce the grant-date fair value under SFAS 123R; performance conditions, such as those in the performance share awards that are tied to non-stock measures, such as Conexant’s operating performance, do not reduce the grant-date fair value under SFAS 123R but are evaluated at the end of each reporting period and may be adjusted for changes in operating performance. This amount reflects the Company’s accounting expense for the performance RSUs and performance share awards, and does not correspond to the actual value that will be recognized by the named executive officer, which depends solely on the achievement of specified performance objectives over the performance period.

(4)	Mr. Scherp was promoted to president on April 14, 2008.

(5)	Includes a $675,000 retention award and $103,300 paid in commissions under the Company’s sales incentive plan which ceased to be applicable to Mr. Scherp upon assuming his current position.

(6)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock options granted to each of the named executive officers in fiscal 2008, as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the fiscal 2008 grants, refer to note 1 of the Company’s financial statements in the Form 10-K for the year ended October 3, 2008, as filed with the SEC. For information on the valuation assumptions with respect to option grants made prior to fiscal 2008, see the note on Other Stock-Related information for the Company’s financial statements in the Form 10-K for the respective year-end. See the Grants of Plan-Based Awards Table for information on options granted in fiscal 2008. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(7)	Mr. Chittipeddi was promoted to executive vice president, global operations and chief technology officer on April 14, 2008.

(8)	Includes $11,538 paid to Mr. Chittipeddi in lieu of vacation.

(9)	Includes a $500,000 retention award and a $58,079 payment for relocation expenses incurred.

(10)	Represents $78,919 paid for relocation expenses incurred.

(11)	Mr. Peterson became an employee and senior vice president, chief legal officer and secretary on March 19, 2008.

(12)	Includes a $75,000 sign-on bonus paid in connection with Mr. Peterson’s joining the Company and a $400,000 retention award.

(13)	Mr. Artusi was formerly president and chief executive officer of the Company. Mr. Artusi’s employment with the Company terminated on April 25, 2008.

(14)	Includes $8,766 paid to Mr. Artusi in lieu of vacation.

(15)	Includes a $150,000 bonus and a separation payment of $2,716,438 in accordance with Mr. Artusi’s employment agreement.

(A) The following table provides detail of amounts shown in the “All Other Compensation” column of the “Summary Compensation Table — Fiscal Years 2008 and 2007” for perquisites paid during fiscal 2008.

							Total
	Insurance	Airline/Health	Financial	401(k)	Travel	Director	All Other
	Premiums(a)	Club	Planning	Match(b)	Allowance(c)	Compensation(d)	Compensation
Name	($)	($)	($)	($)	($)	($)	($)

D. Scott Mercer	982	—	—	—	60,000	65,462	126,444
Christian Scherp	218	989	12,746	12,014	45,000	—	70,967
Sailesh Chittipeddi	810	—	—	10,985	—	—	11,795
Karen L. Roscher	810	—	—	8,999	—	—	9,809
Mark D. Peterson	411	—	—	3,846	—	—	4,257
Daniel A. Artusi	6,591	—	—	7,734	—	—	14,325

(a)	Includes imputed income for life insurance. Includes $5,874 COBRA reimbursement paid during fiscal year 2008 to Mr. Artusi per his separation agreement.

(b)	Includes the Company match made in the qualified plan as well as the Company match provided above the qualified plan limits for executives electing to participate in the non-qualified deferred compensation program.

(c)	Travel allowance paid in connection with the executive assuming his current role.

(d)	Includes director’s fees earned or paid in cash of $41,250 and a total option award grant value of $24,212. Mr. Mercer’s compensation for serving as a non-employee director prior to April 14, 2008 is reflected in the “Director Compensation for Fiscal Year 2008” table.

Grants of Plan-Based Awards — Fiscal Year 2008

The following table provides information relating to plan-based awards granted to the named executive officers during the fiscal year ended October 3, 2008.

		All
		Other	All Other
		Stock	Option
		Awards:	Awards:
		Number of	Number of	Exercise or	Grant Date
		Shares of	Securities	Base Price of	Fair Value
		Stock or	Underlying	Option	of Stock and
		Units	Options	Awards	Option
Name	Grant Date	(#)	(#)	($/share)	Awards ($)(1)

D. Scott Mercer	April 14, 2008(2)	200,000	—	—	1,060,000
Christian Scherp	November 14, 2007(3)	25,000	—	—	310,000
Sailesh Chittipeddi	November 14, 2007(3)	25,000	—	—	310,000
	February 20, 2008(4)	—	25,000	5.90	82,500
Mark D. Peterson	March 19, 2008(5)	—	85,000	4.50	221,000
	March 19, 2008(6)	25,000	—	—	112,500

Notes:

(1)	This column shows the full grant date fair value of performance share awards, RSUs and stock options under SFAS 123R granted to named executives in fiscal year 2008. Generally, the full grant date fair value is the amount the Company would expense in its financial statements over the award’s vesting schedule. For performance shares and RSUs shown above, fair value is calculated using the closing price of Conexant common stock on the grant date. For stock options, fair value is calculated using the Black-Scholes-Merton value on the grant date. The fair values shown for stock awards and option awards are accounted for in accordance with SFAS 123R. For additional information on the valuation assumptions, refer to note 1 of the Company’s financial statements in the Form 10-K for the year ended October 3, 2008, as filed with the SEC. These amounts reflect the Company’s accounting expense, and do not correspond to the actual value that will be recognized by the named executives.

(2)	Mr. Mercer’s RSUs were granted on April 14, 2008 as part of his new hire package and consist of 200,000 RSUs which vest 50% on October 14, 2008 and 50% on April 14, 2009. The fair market value on April 14, 2008 was $5.30 per share of Conexant common stock.

(3)	Messrs. Scherp’s and Chittipeddi’s performance share awards were granted on November 14, 2007 and vest in full (100%) on the second anniversary of the grant date. The fair market value on November 14, 2007 was $12.40 per share of Conexant common stock. On April 14, 2008 with the amendment of their employment agreements, the performance share awards of November 14, 2007 were amended to provide for a new cliff vesting date of January 2, 2009 versus the current date of November 14, 2009, subject to their continued employment.

(4)	Mr. Chittipeddi’s stock options were granted on February 20, 2008 and vest in two annual installments (50% per year), commencing with the first anniversary of the grant date.

(5)	Mr. Peterson’s stock options were granted on March 19, 2008 as part of his new hire package and vest in three annual installments (33 1/3% per year), commencing with the first anniversary of the grant date.

(6)	Mr. Peterson’s RSUs were granted on March 19, 2008 as part of his new hire package and consist of 25,000 RSUs which vest in three annual installments (33 1/3% per year), commencing with the first anniversary of the grant date. The fair market value on March 19, 2008 was $4.50 per share of Conexant common stock.

Outstanding Equity Awards at Fiscal Year-End — Fiscal Year 2008

The following table provides information relating to outstanding equity awards held by the named executive officers at fiscal year end, October 3, 2008.

	Option Awards				Stock Awards
					Number of
	Number of	Number of			Shares or		Market
	Securities	Securities			Units		Value of
	Underlying	Underlying			of Stock		Shares or
	Unexercised	Unexercised	Option		That		Units of
	Options	Options	Exercise	Option	Have Not		Stock That
	Exercisable	Unexercisable	Price	Expiration	Vested		Have Not
Name	(#)	(#)	($)	Date	(#)		Vested ($)(1)

D. Scott Mercer	—	—	—	—	200,000	(2)	670,000
Christian Scherp	22,500	7,500	15.30	June 20, 2013	—		—
	8,750	8,750	27.00	February 7, 2014	—		—
	11,250	11,250	14.10	May 15, 2015	—		—
	—	—	—	—	25,000	(3)	83,750
Sailesh Chittipeddi	16,250	8,750	26.50	June 7, 2014	—		—
	10,000	10,000	14.10	May 15, 2015	—		—
	—	25,000	5.90	February 20, 2016	—		—
	—	—	—	—	25,000	(3)	83,750
Karen L. Roscher	33,334	66,666	13.70	September 10, 2015	—		—
	—	—	—	—	49,000	(4)	164,150
Mark D. Peterson	—	85,000	4.50	March 19, 2016	—		—
	—	—	—	—	25,000	(5)	83,750
Daniel A. Artusi	300,000	—	15.30	April 25, 2010	—		—

(1)	Based on the closing price of Conexant common stock on October 3, 2008, the last day of fiscal 2008, of $3.35 per share.

(2)	Mr. Mercer’s RSUs were granted on April 14, 2008 as part of his new hire package and vest 50% on October 14, 2008 and 50% on April 14, 2009.

(3)	Messrs. Scherp’s and Chittipeddi’s performance share awards were granted on November 14, 2007 and following the modification to the awards on April 14, 2008, the awards vest in full (100%) on January 2, 2009.

(4)	Ms. Roscher was granted 36,000 RSUs on September 10, 2007 and vest in three annual installments, commencing with the first anniversary of the grant date. Ms. Roscher was also granted 25,000 performance RSUs which vest based on the Compensation Committee’s determination that the following performance goals have been achieved: one-third if Conexant common stock sustains an average closing price of $30.00 per share over a 60 calendar-day period; one-third if Conexant common stock sustains an average closing price of $45.00 per share over a 60 calendar-day period; and one-third if Conexant common stock sustains an average closing price of $60.00 per share over a 60 calendar-day period. Any unvested portion of the performance RSUs will be forfeited five years after the grant date.

(5)	Mr. Peterson’s RSUs were granted on March 19, 2008 and vest in three annual installments, commencing with the first anniversary of the grant date.

Option Exercises and Stock Vested — Fiscal Year 2008

The following table provides information relating to option exercises by the named executive officers for the period September 29, 2007 through October 3, 2008.

	Option Awards		Stock/Unit Awards
	Number of		Number of
	Securities		Securities
	Acquired	Value	Acquired on	Value
	on Exercise	Realized on	Vesting	Realized on
Name	(#)	Exercise ($)	(#)	Vesting ($)

D. Scott Mercer	—	—	—	—
Christian Scherp	—	—	—	—
Sailesh Chittipeddi	—	—	—	—
Karen L. Roscher	—	—	12,000 (1)	$61,080 (2)
Mark D. Peterson	—	—	—	—
Daniel A. Artusi	—	—	150,000 (3)	$735,000 (4)

(1)	The first vesting of Ms. Roscher’s RSUs occurred on September 10, 2008.

(2)	The value realized is based on the closing price of Conexant common stock on September 10, 2008, which was $5.09 per share.

(3)	In accordance with his separation agreement with the Company, the full amount of Mr. Artusi’s RSU award was considered earned as of April 25, 2008 and was vested during the Company’s next open trading window in accordance with the terms of his RSU agreement, and the award became vested on May 2, 2008.

(4)	The value realized is based on the closing price of Conexant common stock on May 2, 2008, which was $4.90 per share.

Non-qualified Deferred Compensation — Fiscal Year 2008

The following table provides information relating to non-qualified deferred compensation balances and contributions of the named executive officers for fiscal year 2008.

Non-qualified Deferred Compensation(1)

Aggregate
			Aggregate		Account
			Earnings on	Aggregate	Balance at
	Executive	Conexant	Underlying	Withdrawals/	End of
	Contributions(2)	Contributions(3)	Investments(4)	Distributions	Fiscal Year(5)
Name	($)	($)	($)	($)	($)

D. Scott Mercer	—	—	—	—	—
Christian Scherp	4,015	1,872	(6,213)	—	53,577
Sailesh Chittipeddi	6,000	240	(23,569)	—	90,987
Karen L. Roscher	—	—	—	—	—
Mark D. Peterson	—	—	—	—	—
Daniel A. Artusi	—	—	—	—	—

(1)	On May 30, 2008, the Conexant Systems, Inc. Board of Directors elected to terminate and liquidate the funds in the Company’s deferred compensation plans.

(2)	Represents contributions to the Company’s Deferred Compensation Plan II by the named executive officer during the 2008 fiscal year.

(3)	Includes the non-qualified Company matching contributions made to the Company’s Deferred Compensation Plan II during the 2008 fiscal year in excess of the IRS prescribed contribution and salary limits under the Company’s Retirement Savings Plan. These amounts are included in the “Summary Compensation Table — Fiscal Years 2008 and 2007” under the “All Other Compensation” column.

(4)	Represents total market-based earnings for the 2008 fiscal year on all deferred compensation under the Company’s Deferred Compensation Plan and the Company’s Deferred Compensation Plan II based on the investment returns associated with the investment choices made by the named executive officer.

(5)	Includes balances in both the Company’s Deferred Compensation Plan, which has been grandfathered for Code section 409A purposes, and the Company’s Deferred Compensation Plan II, which was established in 2005 and is section 409A compliant.

Certain Relationships and Related Person Transactions

Pursuant to the Audit Committee’s charter and applicable Nasdaq rules, the Audit Committee is responsible for reviewing and approving all related party transactions (as defined by the Nasdaq rules).

Employment and Separation Agreements

Named Executives Officers

D. Scott Mercer.  On April 14, 2008, the Company and Mr. Mercer entered into an employment agreement setting forth the terms and conditions of Mr. Mercer’s employment as chief executive officer of the Company. The agreement provides that Mr. Mercer will serve as chief executive officer from April 14, 2008 through April 13, 2009. Following that initial term, the agreement will be automatically extended for an additional one-year term, unless either party notifies the other that it does not wish to extend the initial term. In exchange for his services, Mr. Mercer will be paid an initial annual base salary of $550,000 and will be eligible for an annual performance bonus as determined by the Board of Directors or the Compensation Committee. His fiscal year 2008 target bonus was 100% of annual base salary (pro-rated for time worked in the fiscal year), provided that Mr. Mercer will receive bonuses of not less than $250,000 for each of fiscal years 2008 and 2009, each to be disbursed when normal bonuses are paid. For future periods, the Board of Directors or the Compensation Committee will determine Mr. Mercer’s annual base salary (which may not be decreased) and annual target bonus. In lieu of a relocation package, Mr. Mercer receives payments of $10,000 per month (subject to applicable taxes) for living and transportation expenses. Pursuant to the agreement, Mr. Mercer also received 200,000 restricted stock units, 100,000 of which vested on October 14, 2008 and 100,000 of which will vest on April 14, 2009.

Under the agreement, if the Company terminates Mr. Mercer’s employment as chief executive officer without “cause” or he resigns as chief executive officer and board member for “good reason” (each as defined in the agreement): (i) the Company will pay him a cash lump-sum equal to (A) any unpaid base salary (and any other unpaid amounts) accrued through his termination date, (B) a pro-rata share of his target bonus for the fiscal year in which his termination occurs, (C) two times his base salary, (D) two times his annual target bonus, and (E) $200,000; (ii) the Company will continue to provide coverage under the Company’s health insurance plan to him for 18 months after the date of his termination; and (iii) all of his options and non-performance based restricted stock units will become fully vested and Mr. Mercer may exercise all vested options until the earlier of (A) the second anniversary of his termination date or (B) the expiration date of such options set forth in the option awards. Under the agreement, a termination without cause or Mr. Mercer’s resignation for good reason will not be deemed to have occurred if a successor chief executive officer is elected by the Board of Directors and Mr. Mercer returns to his continuing role as a director.

In addition, if Mr. Mercer’s employment terminates due to his death, all of Mr. Mercer’s options and non-performance based restricted stock units will become fully vested, and Mr. Mercer’s estate may exercise all vested options until the earlier of (A) the third anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. If Mr. Mercer’s employment terminates due to his “disability” (as defined in the agreement), the Company will continue to provide coverage under the Company’s health insurance plan to him for 18 months after the date of his termination, all of Mr. Mercer’s options and non-performance based restricted stock units will become fully vested, and Mr. Mercer may exercise all vested options until the earlier of (A) the second anniversary of his termination date and (B) the expiration date of such options set forth in the option awards.

Mr. Mercer is restricted from competing with the Company (to the extent permitted by law) or soliciting employees or customers of the Company during and for 12 months after the employment period. Mr. Mercer will generally be made whole in the event of payment of any excise taxes imposed by the Internal Revenue Code of 1986, as amended (the “Code”), on certain change of control payments and in the event of any payment of penalty tax and interest imposed by Code section 409A. For purposes of Mr. Mercer’s employment agreement, a “change of control” is defined as (1) the acquisition by any individual, entity or group of beneficial ownership of 30% or more of either the then outstanding shares of Company common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors; (2) a change in the composition of a majority of the Board of Directors which is not supported by the current Board of Directors; (3) a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Company’s assets, which results in a change in the majority of the Board of Directors or of more than 50% of the Company’s shareowners; or (4) approval by the Company’s shareowners of the complete liquidation or dissolution of the Company.

Christian Scherp.  On April 14, 2008, the Company and Mr. Scherp entered into an employment agreement setting forth the terms and conditions of his employment as president of the Company. The agreement provides that Mr. Scherp will serve as president of the Company from April 14, 2008 through April 13, 2009. Following that initial term, the agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. In exchange for his services, Mr. Scherp will be paid an initial annual base salary of $375,000 and will be eligible for an annual performance bonus as determined by the Board of Directors or the Compensation Committee. His fiscal year 2008 annual target bonus was 80% of annual base salary, provided that Mr. Scherp will receive a bonus of not less than $50,000 for fiscal year 2008, to be disbursed on the first payroll date in January 2009. Mr. Scherp also received a special bonus of $675,000, which is subject to repayment if Mr. Scherp voluntarily terminates his employment for any reason, other than as a result of death or disability (as defined in the agreement), or if his employment is terminated by the Company for “cause” (as defined in the agreement), before April 30, 2009. If Mr. Scherp is involuntarily terminated for any reason other than cause prior to April 30, 2009, he will not have any repayment obligation for this bonus. For future periods, the Board of Directors or the Compensation Committee will determine Mr. Scherp’s annual base salary (which may not be decreased) and annual target bonus. Pursuant to the agreement, Mr. Scherp’s outstanding stock options will continue to vest in accordance with their current terms and conditions, and, upon Mr. Scherp’s commencing employment as president, his performance share award of November 14, 2007 was amended to provide for an earlier cliff vesting date of January 2, 2009, advanced from the prior date of November 14, 2009, subject to his continued employment as president through January 2, 2009. In lieu of a relocation package, Mr. Scherp receives payments of $7,500 per month (subject to applicable taxes) for living and transportation expenses.

Under the agreement, if the Company terminates Mr. Scherp’s employment as president without “cause”: (i) the Company will pay him a cash lump-sum equal to (A) any unpaid base salary (and any other unpaid amounts) accrued through his termination date and (B) $125,000; (ii) the Company will continue to provide coverage under the Company’s health insurance plan to him for 18 months after the date of his termination; and (iii) all of his options and non-performance based restricted stock units will become fully vested and Mr. Scherp may exercise all such options until the earlier of (A) the 18-month anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. In addition, if Mr. Scherp’s employment terminates due to his death, all of Mr. Scherp’s options and non-performance based restricted stock units will become fully vested, and Mr. Scherp’s estate may exercise all vested options until the earlier of (A) the third anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. If Mr. Scherp’s employment terminates due to his “disability” (as defined in the agreement), the Company will provide continued coverage under the Company’s health insurance plan to him for 18 months after the date of his termination, all of Mr. Scherp’s options and non-performance based restricted stock units will become fully vested, and Mr. Scherp may exercise all vested options until the earlier of (A) the 18-month anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. Mr. Scherp is restricted from competing with the Company (to the extent permitted by law) or soliciting employees or customers of the Company during and for 12 months after the employment period.

Sailesh Chittipeddi.  On April 14, 2008, the Company entered into an employment agreement with Sailesh Chittipeddi as executive vice president, global operations and chief technology officer of the Company, setting forth the terms and conditions of his employment. Pursuant to the employment agreement, Mr. Chittipeddi will serve as executive vice president, global operations and chief technology officer from April 14, 2008 through April 13, 2009. Following that initial term, the agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. In exchange for his services, Mr. Chittipeddi will be paid an initial annual base salary of $300,000 and will be eligible for an annual performance bonus as determined by the Board of Directors or the Compensation Committee. His fiscal year 2008 full year annual target bonus was 70% of his annual base salary, disbursed when normal bonuses are paid. Mr. Chittipeddi also received a special bonus of $500,000, which is subject to repayment if Mr. Chittipeddi voluntarily terminates his employment for any reason, other than as a result of death or disability (as defined in the agreement), or if his employment is terminated by the Company for “cause” (as defined in the agreement), before April 30, 2009. If Mr. Chittipeddi is involuntarily terminated for any reason other than cause prior to April 30, 2009, he will not incur any repayment obligation for his bonus. For future periods, the Board of Directors or the Compensation Committee will determine Mr. Chittipeddi’s annual base salary (which may not be decreased) and annual target bonus. Pursuant to the agreement, Mr. Chittipeddi’s outstanding stock options will continue to vest in accordance with their current terms and conditions and upon Mr. Chittipeddi’s commencing employment as executive vice president, global operations and chief technology officer, his performance share award of November 14, 2007 was amended to provide for an earlier cliff vesting date of January 2, 2009, advanced from the prior date of November 14, 2009, subject to his continued employment as executive vice president, global operations and chief technology officer through January 2, 2009.

Under the agreement, if the Company terminates Mr. Chittipeddi’s employment as executive vice president, global operations and chief technology officer without “cause”: (i) the Company will pay him a cash lump-sum equal to (A) any unpaid base salary (and any other unpaid amounts) accrued through his termination date, and (B) $100,000; (ii) the Company will continue to provide coverage under the Company’s health insurance plan to him and his eligible dependents for 18 months after the date of his termination; and (iii) all of his options and non-performance based restricted stock units will become fully vested and Mr. Chittipeddi may exercise all vested options until the earlier of (A) the 15 month anniversary of his termination date or (B) the expiration date of such options set forth in the option awards. In addition, if Mr. Chittipeddi’s employment terminates due to his death, all of Mr. Chittipeddi’s options and non-performance based restricted stock units will become fully vested, and Mr. Chittipeddi’s estate may exercise all vested options until the earlier of (A) the third anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. If Mr. Chittipeddi’s employment terminates due to his “disability” (as defined in the agreement), the Company will continue to provide coverage under the Company’s health insurance plan to him and his eligible dependents for 18 months after the date of his termination, all of Mr. Chittipeddi’s options and non-performance based restricted stock units will become fully vested, and Mr. Chittipeddi may exercise all vested options until the earlier of (A) the 15-month anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. Mr. Chittipeddi is restricted from competing with the Company (to the extent permitted by law) or soliciting employees or customers of the Company during and for 12 months after the employment period.

Karen L. Roscher.  Ms. Roscher served as senior vice president and chief financial officer of the Company from September 10, 2007 to December 15, 2008. On August 24, 2007, the Company and Ms. Roscher entered into an employment agreement setting forth the terms and conditions of Ms. Roscher’s employment as senior vice president and chief financial officer. An amendment to the agreement was entered into on May 29, 2008. The agreement provides that Ms. Roscher will serve as senior vice president and chief financial officer from September 10, 2007 through September 9, 2009. Following that initial term, the agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. In exchange for her services, Ms. Roscher will be paid an initial annual base salary of $325,000 and will be eligible for an annual performance bonus as determined by the Board of Directors or the Compensation Committee, with a fiscal year 2008 annual target bonus of 60% of annual base salary, provided that Ms. Roscher will receive a bonus of not less than $100,000 for fiscal year 2008, to be disbursed when normal bonuses are paid. Ms. Roscher also received a special bonus of $150,000, which is subject to repayment if Ms. Roscher voluntarily terminates her employment for any reason, other than as a result of death or “disability” (as defined in the agreement), or if her employment is terminated by the Company for “cause” (as defined in the agreement), within one year. Pursuant to the agreement, as amended, Ms. Roscher was to receive a retention bonus of $400,000 on December 1, 2009, if she continued to be actively employed by the Company through November 30, 2009. For future periods, the Board of Directors or the Compensation Committee was to determine Ms. Roscher’s annual base salary (which may not be decreased) and annual target bonus.

Pursuant to the agreement, Ms. Roscher was granted (i) options to purchase 100,000 shares of Company Common Stock with an exercise price of $13.70 per share that vest in three equal installments on the first, second and third anniversaries of the commencement of her employment, and (ii) 36,000 restricted stock units, which will vest in equal installments on the first, second and third anniversaries of the commencement date. She also received 25,000 performance restricted stock units that will vest one-third if the Common Stock sustains an average closing price of $30.00 over a 60 calendar day period, one-third if the Common Stock sustains an average closing price of $45.00 over a 60 calendar day period and one-third if the Common Stock sustains an average closing price of $60.00 over a 60 calendar day period. Any unvested portion of the performance restricted stock units will be forfeited five years after the date of grant. In the event of a change of control of the Company (as defined in the agreement, which is substantially the same as under the summary for Mr. Mercer’s agreement described above) (i) any of the foregoing stock options and non-performance based restricted stock units that are not vested will vest and (ii) if not already vested, one-third of the foregoing performance restricted stock units will vest if the closing price of the Common Stock (or the price per share of Common Stock in the corporate transaction that constitutes the change of control) on the date of the change of control is at least $30.00, an additional one-third will vest if such price is at least $45.00 and an additional one-third will vest if such price is at least $60.00.

Upon commencement of employment, in connection with her relocation to California, Ms. Roscher received certain relocation benefits, including allowances and reimbursements of relocation, home finding, home selling, temporary living and other expenses. These benefits are subject to (i) repayment in full if Ms. Roscher voluntarily terminates her employment or if her employment is terminated by the Company for “cause” (as defined in her employment agreement) within one year of her hire date or (ii) partial repayment if such a termination occurs between one and two years of her hire date.

On December 18, 2008, Company executed an agreement with Karen L. Roscher (the “Roscher Agreement”) (which became effective on December 26, 2008), pursuant to which Ms. Roscher’s service as Senior Vice President and Chief Financial Officer of the Company ceased effective as of December 15, 2008 and on which date Ms. Roscher became a non-executive employee of the Company, which position she held through January 2, 2009. Pursuant to the Roscher Agreement, the Company elected to terminate Ms. Roscher’s employment as Senior Vice President and Chief Financial Officer with the Company per section 8(b)(ii) of the original employment agreement between Ms. Roscher and the Company dated August 24, 2007 (and amended May 29, 2008) (the “2007 Agreement”). Ms. Roscher will receive certain compensation and benefits that she is entitled to receive pursuant to the 2007 Agreement as a result of her termination “without cause” (as defined in the 2007 Agreement) from the Company. Pursuant to her employment agreement, Ms. Roscher will receive a lump sum separation payment of $570,000 in full and final settlement of matters relating to her employment with the Company, which payment will be paid within 30 days of January 2, 2009. In addition, all of Ms. Roscher’s stock options and shares of non-performance based restricted stock will vest and all vested stock options may be exercised for 15 months from the date of termination, after which time all of her stock options will expire. In addition, Ms. Roscher is restricted until January 2, 2010 from soliciting employees or customers of the Company.

Mark D. Peterson.  On February 18, 2008, the Company and Mr. Peterson entered into an employment agreement setting forth the terms and conditions of Mr. Peterson’s employment as senior vice president, chief legal officer and secretary of the Company. An amendment to the agreement was entered into on May 29, 2008. The agreement provides that Mr. Peterson will serve as senior vice president, chief legal officer and secretary from March 19, 2008 through March 18, 2010. Following that initial term, the agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. In exchange for his services, Mr. Peterson will be paid an annual base salary of $312,500 and will be eligible for an annual performance bonus as determined by the Board of Directors or the Compensation Committee. His fiscal year 2008 annual target bonus was 60% of his base salary (pro-rated for time worked in the fiscal year), provided that Mr. Peterson will receive a bonus of not less than $100,000 for fiscal year 2008, to be disbursed when normal bonuses are paid. Mr. Peterson also received a special bonus of $75,000, which is subject to repayment if Mr. Peterson voluntarily terminates his employment for any reason, other than as a result of death or disability (as defined in the agreement), or if his employment is terminated by the Company for “cause” (as defined in the agreement), within one year. Pursuant to the agreement, as amended, Mr. Peterson also received a retention bonus of $400,000, which is subject to repayment if Mr. Peterson is terminated by the Company for “cause” or resigns other than for good reason, on or before the 18 month anniversary of the date of the amendment. For future periods, the Board of Directors or the Compensation Committee will determine Mr. Peterson’s annual base salary (which may not be decreased) and annual target bonus. Pursuant to the agreement, Mr. Peterson also received equity compensation awards of (i) options to purchase 85,000 shares of Company Common Stock with an exercise price of $4.50 per share that vests in three equal installments on the first, second and third anniversaries of the commencement of his employment, and (ii) 25,000 restricted stock units, which will vest in equal installments on the first, second and third anniversaries of the commencement date.

Under the agreement, as amended, if the Company terminates Mr. Peterson’s employment as senior vice president, chief legal officer and secretary without “cause” or if he resigns as senior vice president, chief legal officer and secretary for “good reason” (each as defined in the agreement), (i) the Company will pay him a cash lump-sum equal to: (A) any unpaid salary (and any other unpaid amounts) accrued through his termination date and (B) $150,000; (ii) the Company will continue to provide coverage under the Company’s health insurance plan to him and his eligible dependents for 18 months after the date of his termination; and (iii) all of his options and non-performance based restricted stock units will become fully vested and Mr. Peterson may exercise all vested options until the earlier of (A) the fifteen month anniversary of the termination date and (B) the expiration date of such options set forth in the option awards. In addition, if Mr. Peterson’s employment terminates due to his death, all of Mr. Peterson’s options and non-performance based restricted stock units will become fully vested, and Mr. Peterson’s estate may exercise all vested options until the earlier of (A) the third anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. If Mr. Peterson’s employment terminates due to his “disability” (as defined in the agreement), the Company will provide continued coverage under the Company’s health insurance plan to him for 18 months after the date of his termination, all of Mr. Peterson’s options and non-performance based restricted stock units will become fully vested, and Mr. Peterson may exercise all vested options until the earlier of (A) the third anniversary of his termination date and (B) the expiration date of such options set forth in the option awards. Mr. Peterson is restricted from competing with the Company (to the extent permitted by law) or soliciting employees or customers of the Company during and for 12 months after the employment period.

Daniel A. Artusi.  Mr. Artusi served as president and chief executive officer and a director of the Company from July 9, 2007 to April 14, 2008. The Company and Mr. Artusi entered into an employment agreement setting forth the terms and conditions of his employment as president and chief executive officer. The agreement provided that Mr. Artusi would serve as president and chief executive officer from July 9, 2007 through July 8, 2009. Following that initial term, the agreement was to be automatically extended for additional one-year terms, unless either party notified the other that it no longer wished the extensions to continue. Mr. Artusi’s initial annual base salary was $550,000 and he was eligible for an annual performance bonus as determined by the Board of Directors or the Compensation Committee. His fiscal year 2007 annual target bonus was 100% of annual base salary (pro-rated for time worked in the fiscal year), provided that Mr. Artusi would receive a bonus of not less than $150,000 for fiscal year 2007 and a bonus of not less than $275,000 for fiscal year 2008, each to be disbursed when normal bonuses are paid. Mr. Artusi also received a special bonus of $100,000, which was subject to repayment if Mr. Artusi voluntarily terminated his employment for any reason, other than as a result of death or disability (as defined in the agreement), or if his employment was terminated by the Company for “cause” (as defined in the agreement), within one year.

Pursuant to the agreement, Mr. Artusi was granted 300,000 stock options with an exercise price of $15.30 per share that vest in three equal installments on the first, second and third anniversaries of the grant date, 150,000 restricted stock units, 100,000 of which will vest in equal installments on the first, second and third anniversaries of the grant date and 50,000 of which will vest on the first anniversary of the grant date, and 100,000 performance RSUs that vest one-third if Conexant common stock sustains an average closing price of $30.00 per share over a 60 calendar day period, one-third if the common stock sustains an average closing price of $45.00 per share over a 60 calendar day period and one-third if the common stock sustains an average closing price of $60.00 per share over a 60 calendar day period.

On April 21, 2008, the Company executed an agreement with Mr. Artusi (the “Artusi Agreement”) pursuant to which Mr. Artusi’s services as president and chief executive officer ceased effective April 14, 2008 and Mr. Artusi became a non-executive employee of the Company until April 25, 2008. The Company elected to terminate Mr. Artusi’s employment as president and chief executive officer of the Company under the terms of the employment agreement. As a result, Mr. Artusi will receive certain compensation and benefits that Mr. Artusi is entitled to receive pursuant to the employment agreement as a result of his termination without “cause” (as defined in the employment agreement) by the Company. Pursuant to his employment agreement, the Company paid to him a lump-sum separation payment of $2,716,438 which is equal to (i) a pro-rata portion of his 2008 fiscal year bonus, (ii) two times his annual base salary, (iii) two times his annual target bonus and (iv) $200,000. The Company will continue to provide him coverage under the Company’s health insurance plans for 18 months after his termination. All of Mr. Artusi’s unvested stock options and shares of non-performance based restricted stock vested and he is entitled to exercise all vested options until the earlier of (A) April 25, 2010, the second anniversary of his termination date, or (B) the expiration date of such options set forth in the option awards, after which time all his unexercised stock options will expire. Mr. Artusi is restricted from competing with the Company (to the extent permitted by law) or soliciting employees or customers of the Company until April 25, 2009.

Directors

Dwight W. Decker.  On July 9, 2007, Mr. Decker resigned from his position as chief executive officer and continued to serve as non-executive chairman of the Board and an employee of the Company by mutual agreement with the Company (the Chairmanship Only Resumption) until August 14, 2008, when he stepped down as chairman of the Board. In accordance with the Agreement, his continued service was on terms substantially similar to those contained in the Prior Agreement. Mr. Decker was to serve as non-executive chairman of the Board for as long as he continued as a director of the Company, but at least two years and four months from the date of his resignation as chief executive officer (i.e., the term remaining under the Prior Agreement at the time Mr. Decker resumed the position of chief executive officer). During the first four months following the Chairmanship Only Resumption, Mr. Decker was paid his base salary in effect at the time of his resignation as chief executive officer. Beginning November 9, 2007, for each of the two years of his employment following this four month period, Mr. Decker was to be paid $100,000. During the period following a Chairmanship Only Resumption, Mr. Decker was to be eligible for such annual performance bonuses, if any, as determined by the Board of Directors or the Compensation Committee. If during the first year following a Chairmanship Only Resumption, the Company terminated Mr. Decker’s employment as non-executive chairman of the Board without “cause” or if he resigned for “good reason”, he would be entitled to the separation benefits described in the preceding paragraph, except that certain payments would be calculated using the base salary in effect at the time of his resignation as chief executive officer and other payments would be based on two times his annual target bonus. Following the first year, if the Company terminated Mr. Decker’s employment without “cause” or if he resigned for “good reason”, he would be entitled to lesser separation benefits and the Company would also pay him, as part of the cash lump-sum, any unpaid target bonus for the fiscal year in which his termination occurred. If Mr. Decker resigned from his position as non-executive chairman of the Board without “good reason”, all of his outstanding unvested equity awards would become fully vested and he would be able to exercise such awards for two years following his resignation.

After stepping down as chairman of the Board on August 14, 2008, Mr. Decker continued to serve as a director of the Company. On December 4, 2008, the Company and Mr. Decker entered into an employment agreement which replaces and supersedes any previous employment arrangements or agreements between Mr. Decker and the Company and its affiliates. Pursuant to the employment agreement, Mr. Decker will serve as an advisor to and will report to the chief executive officer, and his employment will be considered on a part-time basis and allow Mr. Decker to pursue other business interests. Mr. Decker’s employment will begin on December 4, 2008 and conclude on December 31, 2009. Following that initial term, the agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. In exchange for his services, Mr. Decker will be paid an initial annual base salary of $100,000 through December 31, 2009. For future periods, Mr. Decker’s annual base salary will be determined by the Board of Directors or the Compensation Committee (and may be increased or decreased in their discretion). Through December 31, 2009, if the Company grants equity awards to members of the Board, the Company will grant Mr. Decker twice the number of equity awards, and in the same form, granted to other non-executive members of the Board during that time. Thereafter, the Company will grant Mr. Decker equity awards determined by the Board of Directors or Compensation Committee. Mr. Decker will be entitled to employee benefits such as health, dental, life and disability insurance and savings plan participation.

If Mr. Decker’s employment terminates for any reason, the Company will promptly pay him any accrued but unpaid annual base salary (and any other unpaid amounts) through his termination date. If the Company terminates the employment without “cause” (as defined in the agreement) before December 31,

2009, then the Company will (i) continue to pay Mr. Decker his annual base salary through December 31, 2009 in accordance with the Company’s normal payroll practices and (ii) continue to provide coverage under the Company’s health insurance plan to Mr. Decker and his eligible dependents for 18 months following termination. If Mr. Decker voluntarily terminates his employment, or the Company terminates his employment without “cause,” on or before December 31, 2009, all unvested options to purchase Company Stock, shares of restricted Company Common Stock and restricted stock units held by Mr. Decker will become fully vested on his termination date, and, all vested stock options may be exercised until the earlier of (A) the second anniversary of his termination date, and (B) the expiration date of such options set forth in the option award. If a change of control (as defined in the agreement, and which is substantially the same as under Mr. Mercer’s agreement described above) occurs on or before December 31, 2009 and the Company terminates Mr. Decker’s employment on or before that date other than due to cause, disability or death, then (i) the Company will pay to Mr. Decker a lump-sum payment of $300,000; (ii) the Company will continue to provide coverage under the Company’s health insurance plan to Mr. Decker and his eligible dependents for 18 months following termination; and (iii) all of his options, shares of restricted Company Common Stock and restricted stock units will become fully vested on the termination date and all vested stock options may be exercised until (A) the earlier of the second anniversary of the termination date and (B) the expiration date of such options set forth in the option award. Mr. Decker is restricted from competing with the Company (to the extent permitted by law) or soliciting employees or customers of the Company during and for 12 months after the employment period.

Termination of Employment and Change of Control Provisions of the Employment Agreements

Agreements between the Company and each of Messrs. Mercer, Scherp, Chittipeddi, Peterson, Artusi and Ms. Roscher contain provisions pursuant to which, if Conexant terminates an individual’s employment without “cause,” if Messrs. Mercer or Peterson resign for “good reason” (as defined in the employment agreements), or if the individual dies or is disabled, specified amounts will become payable by Conexant to the individual and Conexant will continue to provide certain benefits to the individual for a specified period after the termination, unless and until the individual receives similar benefits from another employer. Each agreement also restricts the individual from competing with Conexant or soliciting employees or customers of Conexant during the employment period and for 12 months thereafter. Pursuant to the agreements, certain outstanding equity awards will vest upon death, disability, or the occurrence of a change of control of the Company. In addition, under each agreement, the individual will generally be made whole for any excise taxes imposed by the Code on certain change of control payments.

For the purposes of the employment agreements, circumstances of an executive’s termination are defined as follows:

1) Termination Due to Disability: An NEO’s employment will have terminated due to disability if, among other items, the NEO is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2) Termination for Cause: The Company will have “cause” for termination if, among other items, the NEO engages in gross negligence or willful conduct in the performance of the executive’s duties which materially injures the Company or its reputation.

3) Termination for Good Reason: Mr. Mercer may voluntarily terminate his employment for “good reason” if a material diminution in the executive’s authority, duties or responsibilities, base salary or geographic location has occurred. Mr. Peterson may voluntarily terminate his employment for “good reason” if, in the absence of a written consent of the executive, the Company requires the executive to be based at any office or location more than fifty miles from Newport Beach, California.

4) Termination Without Cause: The Company will have terminated an NEO without cause if the NEO’s employment has been terminated by the Company for any reason other than “cause,” “for good reason,” death or disability.

5) After Change of Control, Termination without Cause: “Change of Control” is defined generally as:

•	the acquisition by any individual, entity or group of beneficial ownership of 30% or more of either the then outstanding shares of Conexant common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;

•	a change in the composition of a majority of the Conexant Board of Directors which is not supported by the current Board of Directors;

•	a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Conexant’s assets, which results in a change in the majority of the Board of Directors or of more than 50% of Conexant’s shareowners; or

•	approval by Conexant’s shareowners of the complete liquidation or dissolution of Conexant.

Potential Payments upon Termination of Employment or Change of Control

The following table sets forth the amount of cash severance compensation (including the fair market value of accelerated stock awards valued as of October 3, 2008, which was $3.35 per share, and the assumed value of $0 for stock options, since such stock options were “out of the money” with an exercise price in excess of the $3.35 price per share of Company common stock) and the estimated cost of health and welfare benefits payable to each named executive officer upon death, disability, a voluntary termination or termination for cause, a termination without cause or for good reason and a termination following a Change of Control assuming termination of employment occurred on October 3, 2008. In the event that any of the severance payments are subject to federal excise taxes under the “golden parachute” provisions of the Code, Conexant will provide certain named executive officers a gross-up for any such excise taxes plus any excise, income or payroll taxes owed on the payment of the gross-up for the excise taxes. Where applicable, these amounts are reflected in the table under the Change of Control column.

Estimated Potential Incremental Payments Upon Separation — Fiscal Year 2008

					After
				Termination	Change of
			Voluntary	without	Control,
			Termination or	Cause	Termination
			Termination	or for Good	without
	Death ($)	Disability ($)	for Cause ($)	Reason(1) ($)	Cause ($)

D. Scott Mercer
Cash Severance	—	—	—	2,400,000	2,400,000
Health and Welfare Benefits (continuation)	—	7,423	—	7,423	7,423
Economic Value of Accelerated Equity(2)	670,000	670,000	—	670,000	670,000
280G Conditional Tax Gross-Up Amount(3)(4)	N/A	N/A	N/A	N/A	954,558

Total Estimated Incremental Value	670,000	677,423	0	3,077,423	4,031,981

Christian Scherp
Cash Severance	675,000	675,000	—	800,000	800,000
Health and Welfare Benefits (continuation)	—	33,033	—	33,033	33,033
Economic Value of Accelerated Equity(2)	83,750	83,750	—	83,750	83,750
280G Conditional Tax Gross-Up Amount(5)	N/A	N/A	N/A	N/A	N/A

Total Estimated Incremental Value	758,750	791,783	0	916,783	916,783

Sailesh Chittipeddi
Cash Severance	500,000	500,000	—	600,000	600,000
Health and Welfare Benefits (continuation)	—	20,768	—	20,768	20,768
Economic Value of Accelerated Equity(2)	83,750	83,750	—	83,750	83,750
280G Conditional Tax Gross-Up Amount(5)	N/A	N/A	N/A	N/A	N/A

Total Estimated Incremental Value	583,750	604,518	0	704,518	704,518

Karen L. Roscher
Cash Severance	—	—	—	570,000	570,000
Health and Welfare Benefits (continuation)	—	33,033	—	33,033	33,033
Economic Value of Accelerated Equity(2)	80,400	80,400	—	80,400	80,400
280G Conditional Tax Gross-Up Amount(3)	N/A	N/A	N/A	N/A	—

Total Estimated Incremental Value	80,400	113,433	0	683,433	683,433

Mark D. Peterson
Cash Severance	475,000	475,000	—	625,000	625,000
Health and Welfare Benefits (continuation)	—	18,683	—	18,683	18,683
Economic Value of Accelerated Equity(2)	83,750	83,750	—	83,750	83,750
280G Conditional Tax Gross-Up Amount(5)	N/A	N/A	N/A	N/A	N/A

Total Estimated Incremental Value	558,750	577,433	0	727,433	727,433

Daniel A. Artusi(6)
Cash Severance	N/A	N/A	N/A	2,716,438	N/A
Health and Welfare Benefits (continuation)(7)	N/A	N/A	N/A	20,560	N/A
Economic Value of Accelerated Equity(2)(8)	N/A	N/A	N/A	1,190,020	N/A
280G Conditional Tax Gross-Up Amount(5)	N/A	N/A	N/A	N/A	N/A

Total Estimated Incremental Value	0	0	0	3,927,018	0

(1)	Only Messrs. Mercer and Peterson receive benefits upon Termination for Good Reason.

(2)	Options are valued at $0 as of October 3, 2008 (Change of Control date).

(3)	Gross-up only given if parachute payment is 10% above the IRS safe harbor amount.

(4)	For Mr. Mercer, the 280G Conditional Tax Gross-Up Amount takes into account the annualization of his 2008 salary and travel allowance paid since he became an employee in April 2008.

(5)	Not eligible for gross-up payment.

(6)	Executive was terminated without cause, effective April 25, 2008. Separation benefits are derived from actual payouts as of April 25, 2008.

(7)	Based on fourteen months of COBRA benefits yet to be reimbursed per his employment agreement as of October 3, 2008.

(8)	A Black-Scholes-Merton Stock Option Percentage of 2.9% of the date of termination stock price has been used to value the options of Mr. Artusi which can be exercised until the second anniversary of the Date of Termination.

Equity Compensation Plan Information

The following table provides information as of October 3, 2008 about shares of the Company’s common stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or directors under all of the Company’s existing equity compensation plans, including the Company’s 1998 Stock Option Plan, 1999 Long-Term Incentives Plan, as amended, 2000 Non-Qualified Stock Plan, as amended, Directors Stock Plan, as amended, Amended and Restated 2001 Employee Stock Purchase Plan, 1999 Non-Qualified Employee Stock Purchase Plan, as amended, 2001 Performance Share Plan, and 2004 New-Hire Equity Incentive Plan, as well as the GlobespanVirata 1999 Equity Incentive Plan, 1999 Supplemental Stock Options Plan, and Amended and Restated 1999 Stock Incentive Plan assumed in the Company’s merger with GlobespanVirata, Inc. (collectively, the “Equity Compensation Plans”). The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with other mergers and acquisitions of the companies which originally granted those options. Footnote (8) to the table sets forth the total number of shares of the Company’s common stock issuable upon exercise of those assumed options as of October 3, 2008 and the weighted average exercise price of those options. No additional options may be granted under these assumed plans.

	Number of		Weighted
	Securities to be		Average	Number of
	Issued Upon		Exercise Price of	Securities Remaining
	Exercise of		Outstanding	Available for Future
	Outstanding		Options,	Issuance Under
	Options, Warrants		Warrants and	Equity
	and Rights		Rights	Compensation Plans

Equity compensation plans approved by shareholders
Stock plans	1,812,527	(1)	$31.44	2,910,044	(2)
ESPP (domestic)				511,865	(3)
Directors stock plan	181,822		$27.60	97,198	(4)

Total	1,994,349			3,519,107
Equity compensation plans not approved by shareholders
Stock plans	5,010,837		$20.39	3,517,423
2004 New Hire plan	560,502	(5)	$13.27	1,044,464
ESPP (international)				224,884	(6)
Performance share plan	175,000			138,805	(7)

Total	5,746,339	(8)		4,925,576
Grand Total	7,740,688			8,444,683

(1)	Includes 225,000 RSUs which do not have an exercise price.

(2)	Includes shares of Conexant common stock issuable upon exercise of outstanding options under the GlobespanVirata 1999 Equity Incentive Plan, 1999 Supplemental Stock Option Plan and Amended

and Restated 1999 Stock Incentive Plan assumed by Conexant in connection with the Company’s merger with GlobespanVirata, Inc.

(3)	Includes shares of Conexant common stock subject to purchase rights accruing under the Amended and Restated 2001 Employee Stock Purchase Plan. The Amended and Restated 2001 Employee Stock Purchase Plan provides that the maximum authorized shares thereunder will be automatically increased by an additional 250,000 shares, or such lesser number as the Board may determine, on October 1 of each year commencing with October 1, 2003 and ending on October 1, 2012, for a maximum increase of 2,500,000 additional shares.

(4)	Effective on October 1, 2007, the maximum number of shares issuable under the Directors Stock Plan was automatically increased by 369,272 (pre-reverse split) shares. The Directors Stock Plan, as amended effective November 14, 2007 (the “Plan”) provides that the maximum number of shares under the Plan is automatically increased on the first day of each fiscal year by an additional amount equal to the greater of 25,000 or 0.075% of the shares of Conexant common stock outstanding on that date, subject to the Board of Directors being authorized and empowered to select the smaller amount.

(5)	Includes 74,000 RSUs which do not have an exercise price.

(6)	Includes shares of Conexant common stock subject to purchase rights accruing under the 1999 Non-Qualified Employee Stock Purchase Plan.

(7)	Under the 2001 Performance Share Plan, the performance share awards may be paid in shares of Conexant common stock, cash or both. See “— Equity Compensation Plans Not Approved by Shareowners — Performance Share Plan” below.

(8)	The table does not include information for certain equity compensation plans assumed by Conexant in connection with mergers and acquisitions of the companies which originally established those plans. As of October 3, 2008, a total of 89,777 shares of Conexant common stock were issuable upon exercise of outstanding options under those assumed plans and the weighted average exercise price of those outstanding options was $107.72 per share. No additional options may be granted under those assumed plans.

Equity Compensation Plans Not Approved by Shareowners

1999 Non-Qualified Employee Stock Purchase Plan

The Company’s 1999 Non-Qualified Employee Stock Purchase Plan (the “Non-Qualified ESPP”) was adopted by the Board of Directors on May 14, 1999 and was subsequently amended on August 13, 1999, July 18, 2002, July 22, 2004, November 2, 2005 and August 15, 2007. The Non-Qualified ESPP has not been approved by the Company’s shareowners. Employees of the Company’s subsidiaries located in certain countries outside the U.S. who are not officers or directors of the Company may be eligible to participate in the Non-Qualified ESPP. As of October 3, 2008, the Board of Directors reserved 590,000 shares of the Company’s common stock for issuance under the Non-Qualified ESPP, subject to adjustment under certain circumstances.

The Non-Qualified ESPP permits eligible employees to purchase shares of the Company’s common stock at the end of each offering period at 85% of the lower of the fair market value of the Company’s common stock on the first trading day of the offering period or on the last trading day of the offering period. Under the Non-Qualified ESPP, employees may authorize the Company to withhold up to 15% of their compensation for each pay period to purchase up to 200 shares per offering period, subject to certain limitations. Offering periods generally commence on the first trading day of February and August of each year and are generally six months in duration, but may be terminated earlier under certain circumstances. As of October 3, 2008, an aggregate of 224,884 shares of the Company’s common stock were available for future purchases under the Non-Qualified ESPP.

As of August 1, 2008, the Company has suspended the Non-Qualified ESPP.

2000 Non-Qualified Stock Plan

The Company’s 2000 Non-Qualified Stock Plan (the “2000 Plan”) was adopted by the Board of Directors on November 5, 1999 and was most recently amended on February 26, 2003. The 2000 Plan has not been approved by the Company’s shareowners. The 2000 Plan authorizes grants of non-qualified stock options and restricted stock. An aggregate of 10,230,094 shares of the Company’s common stock are authorized for issuance or delivery under the 2000 Plan, provided that no more than 300,000 shares will be available for grants of restricted stock, in each case, subject to adjustment under certain circumstances.

Restricted stock may be granted only to employees, including officers and directors who are employees, of the Company. Stock options granted under the 2000 Plan will have an exercise price per share equal to the fair market value per share of the Company’s common stock at the date of grant. Generally, each option will vest in installments over a four year period, with 25% of the shares becoming exercisable each year on the anniversary of the date of grant. In connection with the Company’s Exchange Offer, replacement options granted on June 14, 2005 under the 2000 Plan vest in installments over a three-year period. Stock options granted under the 2000 Plan may not be exercised after eight years from the date of grant. As of October 3, 2008, an aggregate of 3,517,423 shares were available for future grants under the 2000 Plan.

At the time of the Company’s merger with GlobespanVirata, Inc. (the “Merger”), Conexant shareowners approved the assumption and adoption by Conexant of GlobespanVirata’s 1999 Equity Incentive Plan, 1999 Supplemental Stock Option Plan and Amended and Restated 1999 Stock Incentive Plan (collectively, the “GlobespanVirata stock plans”). Additionally, shareowners approved Conexant’s use of the shares remaining available for grant under the GlobespanVirata stock plans at the time of the Merger, as well as any additional shares that may become available for grant under the GlobespanVirata stock plans as a result of cancellations, forfeitures, lapses or other terminations of outstanding awards (in each case after adjustment to reflect the merger exchange ratio), for grant of awards by Conexant after the Merger under the GlobespanVirata stock plans or under Conexant’s stock plans, including Conexant’s 1999 LTIP and the 2000 Plan. As of October 3, 2008, a total of 2,144,796 shares were available for issuance under these plans, which are included on the “Equity compensation plans approved by shareowners” section of the Equity Compensation Plan table.

2001 Performance Share Plan

The Company’s 2001 Performance Share Plan (the “Performance Share Plan”) was adopted by the Board of Directors on November 2, 2001. The Performance Share Plan has not been approved by the Company’s shareowners. An aggregate of 400,000 shares of the Company’s common stock are authorized for grants of performance share awards under the Performance Share Plan, subject to adjustment under certain circumstances.

The Performance Share Plan permits eligible employees to receive grants of performance share awards which vest based on performance criteria and continued employment with the Company from the grant date through the time of vesting. The value of the performance share award will equal the fair market value of the Company’s common stock. Employees whose performance share awards vest are entitled to receive a payment in the form of shares of the Company’s common stock, cash or both. As of October 3, 2008, an aggregate of 138,805 shares of the Company’s common stock were available for future grants under the Performance Share Plan.

2004 New-Hire Incentive Plan

The Company’s 2004 New-Hire Incentive Plan (the “New-Hire Plan”) was adopted by the Board of Directors on February 6, 2004. The New-Hire Plan has not been approved by the Company’s shareowners. An aggregate of 1,200,000 shares of the Company’s common stock were authorized for grants of stock or stock options under the New-Hire Plan, subject to adjustment under certain circumstances. The New-Hire Plan has an evergreen feature so that at the start of each new fiscal year of the Company the number of shares authorized for grants is adjusted to add as many shares as needed to bring the aggregate available shares up to 1,000,000.

The New-Hire Plan permits the Company to make grants of equity compensation to new employees in a merger or acquisition or to persons not previously a director of or employed by the Company, or following a bona fide period of non-employment by the Company, if the equity grant is a material inducement in the person’s entering into employment with the Company. As of October 3, 2008, an aggregate of 1,044,464 shares of the Company’s common stock were available for future grants under the New Hire Plan, which number of shares includes additional shares that may have become available for grant as a result of cancellations, forfeitures, lapses or other terminations of outstanding awards.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Approval of Related Person Transactions

Pursuant to the Audit Committee’s charter and applicable Nasdaq rules, the Audit Committee is responsible for reviewing and approving all related party transactions (as defined by the Nasdaq rules).

Related Person Transactions

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and executive officers and with certain other executives. The indemnification agreements require the Company to indemnify these individuals to the fullest extent permitted by Delaware law and to advance expenses incurred by them in connection with any proceeding against them with respect to which they may be entitled to indemnification by the Company.

Other

In connection with the spin-off by the Company of Mindspeed Technologies, Inc. in June 2003, Mindspeed issued to Conexant a warrant to purchase 6 million shares of Mindspeed common stock at a price of $17.04 per share, exercisable until June 27, 2013. Two of Conexant’s directors, Messrs. Decker and Stead, are also directors of Mindspeed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To Conexant’s knowledge, the following table sets forth information regarding ownership of Conexant’s outstanding common stock on November 27, 2008 by each director and Named Executive Officer and all directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment power with respect to the stock listed.

Beneficial Ownership as of November 27, 2008

	Common Stock
Name	Shares(1)(2)	Percent of Class(1)

William E. Bendush	—		*
Steven J. Bilodeau	—		*
Sailesh Chittipeddi	51,850		*
Dwight W. Decker	496,193		*
F. Craig Farrill	30,523		*
Balakrishnan S. Iyer	161,238		*
Matthew E. Massengill	—		*
D. Scott Mercer	232,914		*
Mark D. Peterson	—		*
Karen Roscher	90,143		*
Christian Scherp	68,500		*
Jerre Stead	33,276		*
All of the above persons	1,176,031	1.18%

*	Less than 1%.

(1)	For purposes of computing the percentage of outstanding shares beneficially owned by each person, shares of which such person has a right to acquire beneficial ownership within 60 days have been included in both the number of shares owned by that person and the number of shares outstanding, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

(2)	Includes 5,636 shares granted to Mr. Stead and 376 shares granted to Mr. Farrill as restricted stock under the Conexant Directors Stock Plan.

The following entities reported beneficial ownership of more than 5% of the outstanding shares of Conexant common stock as of the dates noted below. This information is based on Schedules 13G filed with the SEC on February 13 and July 17, 2008.

		Percent of Outstanding
Name and Address	Number of Shares	Common Stock

T-Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	3,104,885(1)	6.3%
		(as of 12/31/07)

(1)	Adjusted for the 1-for-10 reverse stock split effective June 27, 2008.

Except as noted above, there are no persons known to Conexant to be beneficial owners of more than 5% of any class of Conexant’s voting securities outstanding as of November 27, 2008.

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Deloitte & Touche LLP has been Conexant’s independent auditors since 1998 and have been selected by the Audit Committee of the Board of Directors as Conexant’s independent auditors for the fiscal year ending October 2, 2009.

Before the Audit Committee appointed Deloitte & Touche LLP, it carefully considered the qualifications of that firm, including its performance in prior years and its reputation for integrity and for competence in the fields of accounting and auditing.

We are not required to submit the appointment of Deloitte & Touche LLP for shareowner approval, but our Board of Directors has elected to seek ratification of such appointment. If our shareowners do not ratify this appointment, the Audit Committee will reconsider its appointment of Deloitte & Touche LLP and will either continue to retain this firm or appoint new independent auditors.

A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareowners.

The Conexant Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as independent auditors for Conexant for the current fiscal year. Unless a contrary choice is specified, proxies solicited by the Conexant Board of Directors will be voted “FOR” ratification of the appointment.

Principal Accounting Fees and Services

The following table summarizes fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for professional services rendered for fiscal years 2007 and 2008.

	2008	2007

Audit Fees	$1,248,275	$1,389,000
Audit-Related Fees	$225,390	$197,850
Tax Fees	$92,007	$51,704
All Other Fees	$—	$1,500

	$1,565,672	$1,640,054

Audit Fees.  This category includes the audit of the Company’s annual consolidated financial statements and the audit of the Company’s internal control over financial reporting by Deloitte & Touche. This category also includes reviews of interim financial statements included in the Company’s Form 10-Q quarterly reports.

Audit-Related Fees.  This category includes professional services rendered (i) for international statutory audits, (ii) for certain agreed-upon procedures relating to the Company’s credit facility, and (iii) for certain accounting consultation services.

Tax Fees.  This category includes professional services rendered for tax consultations and tax compliance matters, including preparation of domestic and foreign tax returns.

All Other Fees.  This category represents fees billed by Deloitte & Touche for professional subscription services.

All Audit-Related Fees, Tax Fees, and Other Fees are pre-approved by the Audit Committee during meetings of the Audit Committee. Pursuant to the adopted policy of the Audit Committee, any fees requiring approval prior to an Audit Committee meeting are pre-approved by the chairman of the Audit Committee and are subsequently reviewed and approved by the Audit Committee at its next meeting. All Audit-Related Fees, Tax Fees, and Other Fees in for services rendered for fiscal years 2007 and 2008 were pre-approved in this manner.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Conexant’s directors and executive officers, and persons who own more than 10% of a registered class of Conexant’s equity securities, to file reports of ownership of, and transactions in, Conexant’s securities with the SEC. Such directors, executive officers and 10% shareowners are also required to furnish Conexant with copies of all section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, Conexant believes that during fiscal 2008 its directors, executive officers and 10% shareowners timely filed all forms required to be filed under section 16(a).

2010 Shareowner Proposals or Nominations

Shareowners of the Company may submit proposals that they believe should be voted upon at the Company’s Annual Meetings of shareowners or nominate persons for election to the Board of Directors. Pursuant to Rule 14a-8 under the Exchange Act, some shareowner proposals may be eligible for inclusion in the Company’s proxy statement for the Company’s 2010 Annual Meeting of Shareowners. To be eligible for inclusion in the Company’s 2010 proxy statement, any such shareowner proposals must be submitted in writing to the Secretary of the Company no later than September 4, 2009. The submission of a shareowner proposal does not guarantee that it will be included in the Company’s proxy statement.

In addition, under the Company’s Bylaws, a shareowner desiring to present a shareowner proposal or nomination at the Company’s 2010 Annual Meeting of Shareowners must deliver notice of such proposal or nomination in writing to the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary of the 2009 Annual Meeting, unless the date of the 2010 Annual Meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2009 Annual Meeting. For the Company’s 2010 Annual Meeting, this means that any such proposal or nomination must be submitted no earlier than October 21, 2009 and no later than November 20, 2009. If the date of the 2010 Annual Meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2009 Annual Meeting, the shareowner must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2010 Annual Meeting and no later than the close of business on the later of the 90th day prior to the 2010 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The shareowner’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareowner’s ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the 2010 Annual Meeting. If the shareowner does not also comply with the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareowner. Shareowners should contact the Secretary of the Company in writing at 4000 MacArthur Boulevard, Newport Beach, California 92660-3095 to make any submission or to obtain additional information as to the proper form and content of submissions.

Annual Report to Shareowners and Financial Statements

The Company’s Annual Report to Shareowners for fiscal year 2008, including the Annual Report on Form 10-K for the fiscal year ended October 3, 2008, is being made available on the Internet and is being mailed to certain of the Company’s shareowners together with this proxy statement. Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2008 will also be furnished to interested shareowners, without charge, upon written request and is also available on Conexant’s website (www.conexant.com) under the Investor Relations section. Exhibits to the Form 10-K will be furnished upon written request and payment of a fee of fifteen cents per page covering the Company’s costs. Written requests should be directed to the Company at 4000 MacArthur Boulevard, Newport Beach, California 92660-3095, Attention: Investor Relations

Other Matters

At the date hereof, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Expenses of Solicitation

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, by telephone or other electronic means, or by a few employees of the Company without additional compensation. The Company will also reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to principals and obtaining their proxies.

Delivery of Documents to Shareowners Sharing an Address

The Company is delivering only one Notice of Internet Availability, proxy statement and annual report to multiple shareowners that share the same address unless we have received contrary instructions from one or more of such shareowners. Upon oral or written request, the Company will deliver promptly a separate copy of the Notice of Internet Availability, this proxy statement or the annual report to a shareowner at a shared address to which a single copy of these documents was delivered. If you are a shareowner at a shared address to which the Company delivered a single copy of this proxy statement or the annual report and you desire to receive a separate copy of the Notice of Internet Availability, this proxy statement or the annual report, or if you desire to notify us that you wish to receive a separate copy of such materials in the future, or if you are a shareowner at a shared address to which the Company delivered multiple copies of each of these documents and you desire to receive one copy in the future, please submit your request by mail or telephone to the Company at 4000 MacArthur Boulevard, Newport Beach, California 92660-3095, Attention: Investor Relations, (949) 483-4600.

If a broker, bank or other nominee holds your Conexant shares, please contact the broker, bank or other nominee directly if you have questions, require additional copies of the Notice of Internet Availability, this proxy statement or the annual report, or wish to receive separate copies of such materials in the future by revoking your consent to householding.

January 6, 2009

CONEXANT SYSTEMS, INC. 4000 MACARTHUR BLVD. NEWPORT BEACH, CA 92660 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 15, 2009 for plan shares or February 17, 2009 for Registered shares. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 15, 2009 for plan shares or February 17, 2009 for Registered shares. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by Internet or by telephone, you do NOT need to mail back your proxy card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: CONEX1 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CONEXANT SYSTEMS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends a vote FOR proposals 1 and 2. If no voting instructions 0 0 0 are given, the proxy will be voted as the Board of Directors recommends. Vote on Directors 1. ELECTION OF FOUR DIRECTORS Nominees: 01) William E. Bendush 02) Dwight W. Decker 03) F. Craig Farrill 04) Matthew E. Massengill Vote on Proposal            For Against Abstain 2. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS. 0 0 0 Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
For address changes and/or comments, please check this box and 0 write them on the back where indicated.
Please indicate if you plan to attend this meeting. 0 0 Yes No Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

CONEXANT SYSTEMS, INC. 2009 Annual Meeting of Shareowners February 18, 2009 8:30 A.M. EST The Westin Waltham Boston Hotel 70 Third Avenue Waltham, Massachusetts 02451 Important Notice Regarding the Availability of Proxy Materials for the Shareowners Meeting: The Proxy Statement and 2008 Annual Report to Shareowners are available at www.proxyvote.com. Please have your proxy card available. The Board of Directors recommends a vote FOR each of the nominees for director and FOR each of the other proposals. CONEX2 PROXY CARD CONEXANT SYSTEMS, INC. SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints D. Scott Mercer and Mark D. Peterson, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Conexant Systems, Inc. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareowners of the Company to be held on February 18, 2009, or any adjournment thereof, with all powers the undersigned would possess if present at the Meeting. If you are a participant in the United Space Alliance Employee Stock Purchase Plan, you have the right to direct Computershare Trust Company, as trustee (the “Trustee”) regarding how to vote the shares of Conexant Systems, Inc. attributable to this account at the Annual Shareowner Meeting to be held on February 18, 2009. These voting directions will be tabulated confidentially. Only the Trustee and its affiliates or agents will have access to the individual voting directions. To vote in accordance with the Board of Directors’ recommendations just sign and date the other side; no boxes need to be checked. Unless otherwise required by law, the shares attributable to this account will be voted as directed; if no direction is made, if the card is not signed, or if the card is not received by February 13, 2009, the shares attributable to this account will be voted in the same proportion as directions received from participants in the plan. Address Changes/Comments: ___ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed, on the other side)